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                        LEASE  AGREEMENT


                            between


                       HOST FUNDING, INC.


                              and


          CROSSROADS HOSPITALITY TENANT COMPANY, L.L.C.


                        October 15, 1995



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                        LEASE AGREEMENT

         THIS LEASE AGREEMENT (hereinafter called this "Lease"), made as of the 15th day of October, 1995, by and between HOST FUNDING, INC., a Maryland corporation (hereinafter called "Lessor") and CROSSROADS HOSPITALITY TENANT COMPANY, L.L.C., a Delaware limited liability company (hereinafter called "Lessee"), provides as follows.

                          WITNESSETH:

         , Lessor holds and owns clear and marketable title to a hotel commonly known as the [Name of Hotel]("Leased Property", as more fully described in Section 1.1 hereof) and certain other hotel properties (hereinafter sometimes referred to individually as a "Hotel" and collectively as the "Hotels") and is entering into other similar leases (hereinafter sometimes referred to individually as a "Lease" and collectively as the "Leases") with Lessee covering the other Hotels.

         In furtherance of the consummation of such series of transactions, Lessor and Lessee wish to enter into this Lease and that certain Master Agreement, dated of even date herewith (the "Master Agreement") by and among the Lessor, the Lessee and Crossroads Hospitality Company, L.L.C.
("Crossroads").

         NOW, THEREFORE, Lessor, in consideration of the payment of rent by Lessee and the other covenants and agreements to be performed by Lessee, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Lessee, and Lessee does hereby rent and lease from Lessor, the Leased Property.

         SECTION 1.

         1.1     LEASED PROPERTY.          The Leased Property is comprised
of Lessor's interest in the following:

                 1.1.1 the land or ground leasehold interest described in Exhibit "A" attached hereto and by reference incorporated herein (the "Land");

                 1.1.2 all buildings, structures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and offsite), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "Leased Improvements");


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                 1.1.3    all easements, rights and appurtenances relating to
the Land and the Leased Improvements;

                 1.1.4 all equipment, machinery, fixtures, and other items of property required or incidental to the use of the Leased Improvements as a hotel, including all components thereof, now and hereafter permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures");

                 1.1.5 all furniture and furnishings, Inventory and all other items of personal property (excluding Inventory and other personal property owned by Lessee) located on, and used in connection, with the operation of the Leased Improvements as a hotel, together with all replacements, modifications, alterations and additions thereto; and

                 1.1.6 all existing leases of space within the Leased Property (including any security deposits or collateral held by Lessor pursuant thereto).

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THE LEASED PROPERTY IS DEMISED IN ITS PRESENT CONDITION WITHOUT REPRESENTATION OR WARRANTY BY LESSOR AND SUBJECT TO THE RIGHTS OF PARTIES IN POSSESSION, AND TO THE EXISTING STATE OF TITLE INCLUDING ALL COVENANTS, CONDITIONS, RESTRICTIONS, EASEMENTS AND OTHER MATTERS OF RECORD INCLUDING ALL APPLICABLE LEGAL REQUIREMENTS, THE LIEN OF FINANCING INSTRUMENTS, MORTGAGES, DEEDS OF TRUST AND SECURITY DEEDS, AND INCLUDING OTHER MATTERS WHICH WOULD BE DISCLOSED BY AN INSPECTION OF THE LEASED PROPERTY OR BY AN ACCURATE SURVEY THEREOF.

         1.2     TERM.

         (A) The term of the Lease (the "Term") shall commence on the closing date of the public offering described in the Form S-11 Registration Statement filed by Lessor with the Securities and Exchange Commission on November___, 1995 (the "Commencement Date") and shall end on the fifteenth annual anniversary of the last day of the month in which the Commencement Date occurs, unless sooner terminated in accordance with the provisions hereof. Because of the lack of certainty of the actual date of the Commencement Date, the Lessor shall provide to Lessee at least five (5) days prior written notice of the Commencement Date. Notwithstanding the foregoing, if the Commencement Date does not occur on or before December 31, 1995, the Lessee may terminate this Lease by providing to the Lessor five (5) days prior written notice of termination.

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         (B)     In addition to the other termination provisions contained in this Lease, this Lease shall terminate if: (a) the Lessor shall have sold the Leased Property to a third party that is not an Affiliate, (b) the Lessor shall have provided to the Lessee Notice as set forth in Section 43 hereof of termination, (c) if the obligations of the Lessor shall not have been expressly assumed by a purchaser approved by the Lessee and, the Lessor shall have paid to the Lessee a lease cancellation fee (the " Lease Cancellation Fee") or accrued but unpaid Negative Base Rent, as applicable all as more fully described on EXHIBIT "B" attached hereto and made a part hereof.

         SECTION 2 - DEFINITIONS.

         For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and the Uniform System as are at the time applicable, (c) all references in this Lease to designated "Sections" and other subdivisions are to the designated Sections and other subdivisions of this Lease, and (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Section or other subdivision:

         ADDITIONAL CHARGES:  As defined in Section 3.5 of this Lease.

         AFFILIATES: As used in this Lease the term "Affiliate" of a person shall mean (a) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (b) any other person that owns, beneficially, directly or indirectly, five percent or more of the outstanding capital stock, shares or equity interests of such person, or (c) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). The term "person" means and includes individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

         AWARD:  As defined in Section 15.1.3 of this Lease.

         BASE MANAGEMENT FEE: An amount equal to six percent (6%) of Gross Revenues (as defined in the Uniform System) which shall be an imputed amount retained by Lessee as a management fee and charged as a Gross Operating Expense of the Hotel.

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         BASE RATE:  The rate of interest announced publicly by Bank of
America in San Francisco, California from time to time, as such bank's base rate. If no such rate is announced or becomes discontinued, then such other rate as Lessor may reasonably designate.

         BASE RENT:  As defined in Section 3.1(A) of this Lease.

         BREAK-EVEN THRESHOLD: Such amount of Gross Revenues for the Leased Property as set forth on Exhibit E attached hereto and made a part hereof.

         CAPITAL EXPENDITURE BUDGET:  As defined in Section 40 of this Lease.

         CAPITAL EXPENDITURE RESERVE ACCOUNT: As defined in Section 40 of this Lease.

         CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         CODE:  The Internal Revenue Code of 1986, as amended.

         COMMENCEMENT DATE:  As defined in Section 1.2(A) of the Lease.

         CONDEMNATION, CONDEMNOR:  As defined in Section 15.1 of this Lease.

         DATE OF TAKING:  As defined in Section 15.1(2) of this Lease.

         ENCUMBRANCE:  As defined in Section  35.1 of this Lease.

         ENVIRONMENTAL AUTHORITY: Any department, agency or other body or component of any Government that exercises any form of jurisdiction or authority under any Environmental Law.

         ENVIRONMENTAL AUTHORIZATION: Any license, permit, order, approval, consent, notice, registration, filing or other form of permission or authorization required under any Environmental Law.

         ENVIRONMENTAL LAWS: All applicable federal, state, local and foreign laws and regulations relating to pollution of the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation laws and regulations relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include, but are not limited to CERCLA, FIFRA, RCRA, SARA and TSCA.

         ENVIRONMENTAL LIABILITIES: Any and all obligations to pay the amount of any judgment or settlement, the cost of complying with any settlement, judgment or order for injunctive or other

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equitable relief, the cost of compliance or corrective action in response to any notice, demand or request from an Environmental Authority, the amount of any civil penalty or criminal fine, and any court costs and reasonable amounts for attorneys' fees, fees for witnesses and experts, and costs of investigation and preparation for defense of any claim or any Proceeding, regardless of whether such Proceeding is threatened, pending or completed, that may be or have been asserted against or imposed upon Lessor, Lessee, any Predecessor, the Leased Property or any property used therein and arising out of:

         (a) Failure of Lessee, Lessor, any Predecessor or the Leased Property to comply at any time with all Environmental Laws;

         (b) Presence of any Hazardous Materials on, in, under, at or in any way affecting the Leased Property;

         (c) A Release at any time of any Hazardous Materials on, in, at, under in any way affecting the Leased Property;

         (d) Identification of Lessee, Lessor or any Predecessor as a potentially responsible party under CERCLA or under any Environmental Law similar to CERCLA;

         (e) Presence at any time of any above-ground and/or underground storage tanks, as defined in RCRA or in any applicable Environmental Law on, in, at or under the Leased Property or any adjacent site or facility; or

         (f) Any and all claims for injury or damage to persons or property arising out of exposure to Hazardous Materials originating or located at the Leased Property, or resulting from operation thereof or any adjoining property.

         EVENT OF DEFAULT:  As defined in Section 16.1 of this Lease.

         FACILITY: The hotel and/or other facility offering lodging and other services or amenities being operated or proposed to be operated on the Leased Property.

         FAIR MARKET RENTAL: The fair market rental of the Leased Property means the rental which a willing tenant not compelled to rent would pay a willing landlord not compelled to lease for the use and occupancy of such Leased Property pursuant to the Lease for the term in question, (a) assuming that Lessee is not in default thereunder, and (b) determined in accordance with the appraisal procedures set forth in Section 34 or in such other manner as shall be mutually acceptable to Lessor and Lessee.

         FAIR MARKET VALUE: The fair market value of the Leased Property means an amount equal to the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for such Leased Property,
(a) assuming the same is unencumbered by this Lease, (b) determined in accordance with the appraisal procedures set forth in Section 34 or in such other manner as shall be mutually acceptable to Lessor and Lessee, (c) assuming that such seller must pay customary closing costs and title premiums, and (d) taking into account the positive or negative effect on the value of the Leased Property attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any encumbrance that is assumed by the transferee. In addition, in determining the Fair Market Value with respect to damaged or destroyed Leased Property, such value shall be determined as if such Leased Property had not been so damaged or destroyed.

         FIFRA: The Federal Insecticide, Fungicide, and Rodenticide Act, as amended.

         FINANCIALS: For any Fiscal Year or other accounting period for Lessee, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective Fiscal Year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year, and prepared in accordance with generally accepted accounting principles and audited by independent certified public accountants acceptable to Lessor in its sole discretion.

         FISCAL YEAR:  The 12-month period from January 1 to December 31.

         FIXTURES:  As defined in Section 1.1.4 of this Lease.

         FRANCHISE AGREEMENT: Any franchise agreement or license agreement with a franchisor under which the Facility is operated.

         FF&E: All furniture, fixtures, equipment, wall coverings, and hotel systems located at, or used in connection with the Leased Property, together with all replacements therefor and additions thereto, including, without limitation, (i) all equipment and systems required for the operation of kitchens and bars, if any, laundry and dry cleaning facilities, (ii) office equipment, (iii) dining room wagons, materials handling equipment, cleaning and engineering equipment, (iv) telephone and computerized accounting systems and (v) vehicles.

         GOVERNING STATE LAW: The laws of the State in which the Leased Property is situated shall govern this Agreement.

         GOVERNMENT: The United States of America, any state, district or territory thereof, any foreign nation, any state, district, department, territory or other political division thereof, or any political subdivision of any of the foregoing.

         GROSS OPERATING EXPENSES: All expenses incurred in the ordinary course of operating the Leased Property as defined in the Uniform System.

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         GROSS OPERATING PROFIT:  The amount by which Gross Revenues exceeds
Gross Operating Expenses as such calculation is more fully described in the Uniform System.

         GROSS REVENUES: All receipts, revenues, income and proceeds of sales of every kind received by Tenant directly or indirectly from the operation of the Leased Property as more fully described in the Uniform System.

         HAZARDOUS MATERIALS: All chemicals, pollutants, contaminants, wastes and toxic substances, including without limitation:

         (a) Solid or hazardous waste, as defined in RCRA or in any Environmental Law;

         (b) Hazardous substances, as defined in CERCLA or in any Environmental Law;

         (c)  Toxic substances, as defined in TSCA or in any Environmental
Law;

         (d) Insecticides, fungicides, or rodenticides, as defined in FIFRA or in any Environmental Law; and

         (e) Gasoline or any other petroleum product or byproduct, polychlorinated biphenols, asbestos and urea formaldehyde.

         IMPOSITIONS: Collectively, all taxes (including, without limitation, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Lessee or its business conducted upon the Leased Property) assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof provided that said improvements are completed within the Term and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises, tax inspection, authorization and similar fees and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Lessee, (including all interest and penalties thereon caused by any failure in payment by Lessee), which at any time prior to, during or with respect to the Term hereof may be assessed or imposed on or with respect to or be a lien upon (a) Lessor's interest in the Leased Property, (b) the Leased Property, or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Leased Property, or the leasing or use of the Leased Property or any part thereof by Lessee. Notwithstanding the foregoing or anything otherwise contained in this definition of Impositions or elsewhere in this Lease or in the Master Agreement shall be construed to require Lessee to prepare tax returns or reports for, or pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other person, or (2) any net revenue tax of Lessor or any other person, or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof, (4) any real

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estate or personal property taxes imposed upon the Lessor's property including but not limited to the Leased Property or (5) any single business, gross receipts (including any tax on any rent received by Lessor from Lessee), transaction, privilege or similar taxes as the same relate to or are imposed upon Lessor, except to the extent that any tax, assessment, tax levy or charge that Lessee is obligated to pay pursuant to the first sentence of this definition and that is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof.

         INDEMNIFIED PARTY: Either a Lessee Indemnified Party or a Lessor Indemnified Party.

         INDEMNIFYING PARTY: Any party obligated to indemnify an Indemnified Party pursuant to Sections 8.3 or 23.1 of this Lease.

         INSURANCE REQUIREMENTS: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

         INVENTORY: All "Inventories of Merchandise" and "Inventories of Supplies" as defined in the Uniform System of Accounts for Hotels (8th Revised Edition, 1986) as published by the Hotel Association of New York City, Inc., as same may hereafter be revised.

         LAND:  As defined in Section 1 of this Lease.

         LEASE:  This Lease.

         LEASED IMPROVEMENTS: LEASED PROPERTY: Each as defined in Section 1 of this Lease.

         LEGAL REQUIREMENTS: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the maintenance, construction, use or alteration thereof (whether by Lessee or otherwise), whether or not hereafter enacted and in force, including (a) all laws, rules or regulations pertaining to the environment, occupational health and safety and public health, safety or welfare, and (b) any laws, rules or regulations that may (1) require repairs, modifications or alterations in or to the Leased Property, or (2) in any way adversely affect the use and enjoyment thereof; and all permits, licenses and authorizations and regulations relating thereto and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances created by Lessor without the consent of Lessee), at any time in force affecting the Leased Property.

         LESSEE: The Lessee designated on this Lease and its permitted successors and assigns.

         LESSEE INDEMNIFIED PARTY: Lessee, any Affiliate of Lessee, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest (including a stockholder's interest or partnership interest) in Lessee, the officers, directors,

                                    7

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stockholders, employees, agents and representatives of Lessee and any partner, corporate stockholder, agent, or representative of Lessee, and the respective heirs, personal representatives, successors and assigns of any such officer, director, partner, stockholder, employee, agent or representative.

         LESSOR: The Lessor designated on this Lease and its successors and assigns.

         LESSOR INDEMNIFIED PARTY: Lessor, any Affiliate of Lessor, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest (including a stockholder's or partnership interest) in Lessor, the officers, directors, stockholders, employees, agents and representatives of the general partner of Lessor and any partner, agent, or representative of Lessor, and the respective heirs, personal representatives, successors and assigns of any such officer, director, partner, stockholder, employee, agent or representative.

         MINIMUM PRICE: The sum of (a) the equity in the Leased Property at the time of acquisition of the Leased Property by Lessor (i.e., that portion of the acquisition price of the Leased Property paid by Lessor in cash and/or the original exchange value of its common shares) as more fully described on
Exhibit I attached hereto and made a part hereof, plus (b) other capital expenditures on the Leased Property by Lessor after the date hereof, plus (c) the unpaid principal balance of all encumbrances against the Leased Property at the time of purchase of the Leased Property by Lessee, less (x) all proceeds received by Lessor from any financing or refinancing of the Leased Property after the date hereof (after payment of any debt refinanced and net of any costs and expenses incurred in connection with such financing or refinancing, including, without limitation, loan points, commitment fees and commissions and legal fees) and (y) the net amount (after deduction of all reasonable legal fees and other costs and expenses, including without limitation expert witness fees, incurred by Lessor in connection with obtaining any such proceeds or award) of all insurance proceeds received by Lessor andAwards received by Lessor from any Partial Taking of the Leased Property that are not applied to restoration.

         NEGATIVE BASE RENT. To the extent that at any time during the first four (4) years after the Commencement Date the Property Cash Flow from the Leased Property is less than the Base Rent, then Lessee will be allowed to accrue the difference as Negative Base Rent. The Negative Base Rent shall be cumulative but shall not bear interest.

         NOTICE:  A notice given pursuant to Section 33 of this Lease.

         OFFICER'S CERTIFICATE: A certificate of Lessee signed by the chief financial officer or another officer authorized so to sign by the board of directors or by-laws of Lessee, or any other person whose power and authority to act has been authorized by delegation in writing by any such officer.

         OVERDUE RATE: On any date, a rate equal to the Base Rate plus 2% per annum, but in no event greater than the maximum rate then permitted under applicable law.

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         PAYMENT DATE:  Any due date for the payment of any installment of
Base Rent.

         PERCENTAGE RENT:  As defined in Section 3.1(B) of this Lease.

         PERSON: Any Government, natural person, corporation, partnership or other legal entity.

         PREDECESSOR: Any Person whose liabilities arising under any Environmental Law have or may have been retained or assumed by Lessee, either contractually or by operation of law, relating to the Leased Property.

         PRIMARY INTENDED USE:  As defined in Section 7.2.2 of this Lease.

         PROCEEDING: Any judicial action, suit or proceeding (whether civil or criminal), any administrative proceeding (whether formal or informal), any investigation by a governmental authority or entity (including a grand jury), and any arbitration, mediation or other non-judicial process for dispute resolution.

         PROPERTY CASH FLOW: Gross Operating Profit less capital expenditures, the amount of the imputed Base Management Fee and property insurance required pursuant to Section 13 hereof.

         RCRA:  The Resource Conservation and Recovery Act, as amended.

         REAL ESTATE TAXES: All real estate taxes, including general and special assessments, if any, which are imposed upon the Land, and any improvements thereon.

         REJECTABLE OFFER PRICE: An amount equal to the greater of (a) the Fair Market Value, determined as of the applicable purchase date, or (b) the Minimum Price.

         RELEASE: A "Release" as defined in CERCLA or in any Environmental Law, unless such Release has been properly authorized and permitted in writing by all applicable Environmental Authorities or is allowed by such Environmental Law without authorizations or permits.

         RENT: Collectively, the Base Rent, Percentage Rent, and Additional Charges.

         SARA: The Superfund Amendments and Reauthorization Act of 1986, as amended.

         STATE: The State or Commonwealth of the United States in which the Leased Property is located.

         TAKING: A taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or

                                    10

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in settlement of, any Condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

         TERM:  As defined in Section 1.2(A) of this Lease.

         TSCA:  The Toxic Substances Control Act, as amended.

         UNECONOMIC FOR ITS PRIMARY INTENDED USE: A state or condition of the Facility such that in the good faith judgment of Lessee, reasonably exercised and evidenced by the resolution of the board of directors or other governing body of Lessee, the Facility cannot be operated on a commercially practicable basis for its Primary Intended Use, taking into account, among other relevant factors, the number of usable rooms and projected revenues and changes in the Competitive Set of the Leased Property, such that Lessee intends to, and shall, complete the cessation of operations from the Leased Facility. For purposes of this Lease, the term "Competitive Set" shall mean the properties described on Exhibit "C" attached hereto and made a part hereof.

         UNIFORM SYSTEM: Shall mean the Uniform System of Accounts for Hotels (8th Revised Edition, 1986) as published by the Hotel Association of New York City, Inc., as same may hereafter be revised.

         UNSUITABLE FOR ITS PRIMARY INTENDED USE: A state or condition of the Facility such that, in the good faith judgment of Lessee, reasonably exercised and evidenced by the resolution of the board of directors or other governing body of Lessee, due to casualty damage or loss through Condemnation, the Facility cannot function as an integrated hotel facility consistent with standards applicable to a well maintained and operated hotel.

         SECTION 3.

         3.1 RENT. Lessee will pay to Lessor in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, in immediately available funds, at Lessor's address set forth in Section 33 hereof or at such other place or to such other Person, as Lessor from time to time may designate in a Notice, all Base Rent, Percentage Rent and Additional Charges, during the Term, as follows:

                 (A) BASE RENT: Beginning with January, 1996, in consecutive monthly installments, on or before the tenth day of each calendar month of the Term ("Base Rent") an amount corresponding to the amounts set forth on EXHIBIT D attached hereto and made a part hereof; provided, however, Tenant shall pay on January 10, 1996, all amounts of Base Rent due through December 31, 1995; provided, further, however, that the first and last monthly payments of Base Rent shall be pro-rated as to any partial month (subject to adjustment as provided in Sections 5.2, 14.5, 15.3, 15.5, and 15.6); and

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                 (B)      PERCENTAGE RENT:  For each Fiscal Year during the
Term commencing with the Fiscal Year beginning January 1, 1996, Tenant shall pay percentage rent ("Percentage Rent")on a quarterly basis within twenty
(20) days after the end of each calendar quarter and in an amount calculated in accordance with the formula set forth on EXHIBIT E attached hereto and made a part hereof.

                 (C) OFFICER'S CERTIFICATES: Additionally, an Officer's Certificate shall be delivered to Lessor quarterly, together with such quarterly Percentage Rent payment, setting forth the calculation of such rent payment for such quarter within 20 days after each of the first three quarters of each Fiscal Year (or part thereof) in the Term. Such quarterly payments shall be based on the formula set forth on EXHIBIT E.

         In addition, on or before March 31 of each year, commencing with March 31, 1997, Lessee shall deliver to Lessor an Officer's Certificate reasonably acceptable to Lessor setting forth the computation of the actual Percentage Rent that accrued for each quarter of the Fiscal Year that ended on the immediately preceding December 31 and shall pay Percentage Rent to Lessor, if due and payable, for the last quarter of the applicable Fiscal Year. Additionally, if the annual Percentage Rent due and payable for any Fiscal Year (as shown in the applicable Officer's Certificate) exceeds the amount actually paid as Percentage Rent by Lessee for such year, Lessee also shall pay such excess to Lessor at the time such certificate is delivered. If the Percentage Rent actually due and payable for such Fiscal Year is shown by such certificate to be less than the amount actually paid as Percentage Rent for the applicable Fiscal Year, Lessor shall reimburse such amount to Lessee.

         The obligation to pay Percentage Rent shall survive the expiration or earlier termination of the Term, and a final reconciliation, taking into account, among other relevant adjustments, any adjustments which are accrued after such expiration or termination date but which related to Percentage Rent accrued prior to such termination date, and Lessee's good faith best estimate of the amount of any unresolved contractual allowances, shall be made not later than two years after such expiration or termination date, but Lessee shall advise Lessor within 60 days after such expiration or termination date of Lessee's best estimate at that time of the approximate amount of such adjustments, which estimate shall not be binding on Lessee or have any legal effect whatsoever.

         3.2 CONFIRMATION OF PERCENTAGE RENT. Lessee shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices, and in accordance with generally accepted accounting principles and the Uniform System, that will accurately record all data necessary to compute Percentage Rent, and Lessee shall retain, for at least four years after the expiration of each Fiscal Year (and in any event until the reconciliation described in Section 3.1(c) for such Fiscal Year has been made), reasonably adequate records conforming to such accounting system showing all data necessary to compute Percentage Rent for the applicable Fiscal Years. Lessor, at its expense (except as provided hereinbelow), shall have the right from time to time by its accountants or representatives to audit the information that formed the basis for the data set forth in any Officer's Certificate provided under Section 3.1(c) and, in connection with such

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

audits, to examine all Lessee's records (including supporting data and sales and excise tax returns) reasonably required to verify Percentage Rent, subject to any prohibitions or limitations on disclosure of any such data under Legal Requirements. If any such audit discloses a deficiency in the payment of Percentage Rent, and either Lessee agrees with the result of such audit or the matter is otherwise determined or compromised, Lessee shall forthwith pay to Lessor the amount of the deficiency, as finally agreed or determined. If any such audit discloses that the Percentage Rent actually due from Lessee for any Fiscal Year exceed those reported by Lessee by more than 10%, Lessee shall pay the cost of such audit and examination. Any proprietary information obtained by Lessor pursuant to the provisions of this Section shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any litigation between the parties and except further that Lessor may disclose such information to prospective lenders for the Leased Property. The obligations of Lessee contained in this Section shall survive the expiration or earlier termination of this Lease.

         3.3 ANNUAL BUDGET. The Lessee shall submit the Annual Budget for 1996 to the Lessor for Lessor's approval by December 31, 1995. For all Fiscal Years thereafter, not later than sixty (60) days prior to the commencement of each Fiscal Year, Lessee shall submit the Annual Budget to Lessor for Lessor's approval. The Annual Budget for 1996 shall contain the following:

                 (a) Lessee's reasonable estimate of Gross Revenues (including room rates), Gross Operating Expenses, and Gross Operating Profits for the forthcoming Fiscal Year itemized on schedules prepared by Lessee, as same may be revised or replaced from time to time by Lessee and approved by Lessor, together with the assumptions, in narrative form, forming the basis of such schedules.

                 (b) The Capital Expenditure Budget described in Section 40 hereof.

                 (c)  A cash flow projection.

                 (d) A narrative description of the program for advertising and marketing the Leased Property for the forthcoming Fiscal Year containing a detailed budget itemization of the proposed advertising expenditures by category and the assumptions, in narrative form forming the basis of such budget itemization.

         Notwithstanding the foregoing, if Lessor and Lessee are unable to agree upon the Annual Budget or any details thereof, the final Annual Budget shall be determined by arbitration in accordance with the provisions of
SECTION 42 hereof, it being understood that only those details, line items or portions of the Annual Budget which are in dispute shall be the subject of such arbitration. Pending the conclusion of any such arbitration proceeding, the Annual Budget for all purposes under this Lease shall be the Annual Budget for the prior Fiscal Year, modified by increasing the Lease expenses by a factor of ten percent (10%). Lessor and Lessee agree that arbitration shall be the sole procedure for resolving any dispute regarding the Annual Budget. Lessee shall diligently pursue all feasible measures to enable the Leased Property to adhere to the Annual Budget, provided, however,

Lessor acknowledges and agrees that Lessee will not be responsible for any variances from the Annual Budget.

         3.4 BOOKS AND RECORDS. Lessee shall keep full and adequate books of account and other records reflecting the results of operation of the Leased Property on an accrual basis, all in accordance with the Uniform System and generally accepted accounting principles and the obligations of Lessee under this Lease Agreement. The books of account and all other records relating to or reflecting the operation of the Leased Property shall be kept either at the Leased Property or at Lessee's offices in Orlando, Florida and/or Pittsburgh, Pennsylvania and shall be available to Lessor and its representatives and its auditors or accountants, at all reasonable times for examination, audit, inspection, and transcription. All of such books and records pertaining to the Leased Property including, without limitation, books of account, guest records and front office records, at all times shall be the property of Lessor and shall not be removed from the Leased Property or Lessor's offices by Lessee without Lessor's Approval. For at least seven
(7) years after the termination of this Lease upon the prior written approval of Lessor which shall not be unreasonably withheld or delayed, the Lessor shall provide to Lessee access to all such books and records during reasonable business hours and upon reasonable notice.

         3.5 ADDITIONAL CHARGES. In addition to the Base Rent and Percentage Rent, (a) Lessee also will pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions that Lessee agrees to pay under this Lease, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) of this Section 3.5, Lessee also will promptly pay and discharge every fine, penalty, interest and cost that may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) of this Section
3.5 being additional rent hereunder and being referred to herein collectively as the "Additional Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Base Rent and Percentage Rent. Subject to the other terms and conditions of this Lease, if any installment of Base Rent, Percentage Rent or Additional Charges (but only as to those Additional Charges that are payable directly to Lessor) shall not be paid on its due date, Lessee will pay Lessor on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due and Lessor shall pay same from monies received from Lessee.

         3.6 NET LEASE PROVISION. Subject to the other provisions contained within this Lease and the Lessee's express rights to abatement of Rent, the Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Rent throughout the Term, all as more fully set forth in Section 5, but subject to any other provisions of this Lease that expressly provide for adjustment or abatement of Rent or other charges or expressly provide that certain expenses or maintenance shall be paid or performed by Lessor.

         SECTION 4

         4.1 PAYMENT OF IMPOSITIONS. Subject to Section 12 relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions (excluding Real Estate Taxes and personal property taxes imposed upon the Leased Property and all of the Lessor's other property) before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing or other authorities where feasible, and will promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term hereof (subject to Lessee's right of contest pursuant to the provisions of Section 12) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessor, at its expense, shall, to the extent required or permitted by applicable law, prepare and file all tax returns in respect of Lessor's net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes, Real Estate Taxes and taxes on its capital stock, and Lessee, at its expense, shall, to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities and pay all amounts due pursuant to such filings and reports. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. If an Event of Default shall have occurred and be continuing, any such refund shall be paid over to or retained by Lessor. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in
Section 16. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. Lessor shall file all personal property tax returns, including tax payments, in such jurisdictions where it is legally required to so file.
 Lessor will maintain and prepare all cost and depreciation records necessary for filing returns for any property so classified as personal property.
Where Lessor is legally required to file personal property tax returns, Lessor shall provide Lessee with copies of assessment notices in sufficient time for Lessee to file a protest.

         4.2 NOTICE OF IMPOSITIONS. Lessor shall give prompt Notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge, provided that Lessor's failure to give any such Notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions, but such failure shall obviate any default hereunder for a reasonable time after Lessee receives Notice of any Imposition which it is obligated to pay during the first taxing period applicable thereto.

         4.3 ADJUSTMENT OF IMPOSITIONS. Impositions imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay its prorated share thereof after termination shall survive such termination.

         4.4 UTILITY CHARGES. After the Commencement Date, Lessee will be solely responsible for maintaining utility services to the Leased Property and will pay or cause to be paid all charges for electricity, gas, oil, water, sewer and other utilities used in the Leased Property after the Commencement Date and during the Term; provided, however, Lessor shall provide to Lessee any and all amounts necessary as security deposits to obtain such utility service.

         4.5 INSURANCE PREMIUMS. Lessee will pay or cause to be paid all premiums for the insurance coverages required to be maintained by it under
Section 13.

         4.6 FRANCHISE FEES. Lessee will pay or cause to be paid all franchise fees due and owing in accordance with the terms and conditions of the Franchise Agreement.

         SECTION 5.

         5.1 NO TERMINATION, ABATEMENT, ETC. Except as otherwise specifically provided in this Lease, and except for loss of the Franchise Agreement solely by reason of any action or inaction by Lessor, Lessee, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the written consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of the Rent, or set off against the Rent.

         5.2 ABATEMENT PROCEDURES. In the event of a Partial Taking as described in Section 15.5 and/or a Temporary Taking as described in Section 15.6, the Lease shall not terminate, but the Base Rent shall be abated in the manner and to the extent that is fair, just and equitable to both Lessee and Lessor, taking into consideration, among other relevant factors, the number of usable rooms, the amount of square footage, or the revenues affected by such Partial Taking and/or a Temporary Taking and the allocation to the parties of any Award. If Lessor and Lessee are unable to agree upon the amount of such abatement within 30 days after such Partial Taking and/or Temporary Taking, the matter may be submitted by either party to arbitration in accordance with the provisions of Section 42 hereof for resolution.

         SECTION 6

         6.1 OWNERSHIP OF THE LEASED PROPERTY. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease.

         6.2 LESSEE'S PERSONAL PROPERTY. Lessee will acquire and maintain throughout the Term such Inventory as is required to operate the Leased Property in the manner contemplated by this Lease. Lessee may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of personal property (including Inventory) owned by Lessee. Lessee, at the commencement of the Term, and from time to time thereafter, shall provide Lessor with an accurate list of all such items of Lessee's personal property (collectively, the "Lessee's Personal Property"). Lessee may, subject to the first sentence of this Section 6.2 and the conditions set forth below, remove any of Lessee's Personal Property set forth on such list at any time during the Term or upon the expiration or any prior termination of the Term. All of Lessee's Personal Property, other than Inventory, not removed by Lessee within sixty (60) days following the expiration or earlier termination of the Term shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving Notice thereof to Lessee, without any payment to Lessee and without any obligation to account therefor. Lessee will, at its expense, restore the Leased Property to the condition required by Section 9.1.3, including repair of all damage to the Property caused by the removal of Lessee's Personal Property, whether effected by Lessee or Lessor. Notwithstanding the foregoing, upon the expiration or earlier termination of the Term, Lessee shall sell and Lessor, or its designee, shall purchase all Inventory on hand at the Leased Property at the time of such expiration or termination for a sale price equal to the fair market value of such Inventory, as evidenced by invoices, receipts, or other reasonable documentation. Lessee may make such financing arrangements, title retention agreements, leases or other agreements with respect to the Lessee's Personal Property as it sees fit provided that Lessee first advises Lessor of any such arrangement and such arrangement expressly provides that in the event of Lessee's default thereunder, Lessor (or its designee) may assume Lessee's obligations and rights under such arrangement.

         6.3 LESSOR'S REPRESENTATIONS. Lessor represents and warrants that (a) Lessor has good, clear and marketable title to the Leased Property,
(b) Lessor has full authority to grant to the Lessee the leasehold interest described in this Lease, (c) the Leased Property is free from any material defects and (d) the Leased Property is zoned, and all governmental approvals have been obtained, for the current uses of the Leased Property as a hotel. In addition, Lessor agrees to deliver to Lessee a current title report on the Leased Property verifying the accuracy of the representations contained in this Section 6.3.

         6.4     BALANCE SHEET ON COMMENCEMENT AND TERMINATION OF LEASE.
Upon the Commencement Date, the Lessor shall deliver possession of the Leased Property along with levels of cash on hand of not less than $___________, inventory at levels no less than those set forth on EXHIBIT J attached hereto and made a part hereof, amounts sufficient to satisfy all outstanding vacation liabilities, working capital, capital funds, sufficient equipment and other assets satisfactory to the Lessee as of the Commencement Date for the Leased Property. The Lessor shall deliver to the Lessee a balance sheet and financial statements for the Leased Property balanced to the satisfaction of the Lessee as of such Commencement Date. The Lessor shall certify that all such financial statements are prepared in accordance with the Uniform System and Generally Accepted

Accounting Principles and completely and accurately reflect the financial position of the Leased Property in all material respects. Lessor agrees to indemnify, defend and hold harmless Lessee for any and all claims, liabilities, damages, actions, costs and expenses (including attorneys fees) arising prior to the Commencement Date regardless of whether such claims, liabilities, damages, actions, costs and expenses are disclosed in the financial statements delivered by Lessor to Lessee. In addition, Lessor shall terminate or satisfy all obligations under all equipment and space leases and satisfy all outstanding payables at the Leased Property as of the Commencement Date. Upon the termination of the Lease, the Lessee shall assign to the Lessor all assets and liabilities (including but not limited to all liabilities pursuant to service contracts and leases but excluding the funds in the Capital Expenditure Reserve Account which shall be split 50-50 between the Lessor and the Lessee) and Lessor shall execute instruments, reasonably requested by Lessee, evidencing such assumption of liabilities by the Lessor.

         Section 6.5 Lessee represents and warrants that (a) Lessee is a validly existing limited liability company organized under the laws of the State of Delaware and is qualified to do business in all states in which it is required to so qualify due to the nature of its business activities and
(b) Lessee has the requisite power and authority to enter into this Lease.

         Section 6.6      LESSOR'S LIEN.   Lessor is granted a lien and
security interest on all Lessee's Personal Property now or hereinafter placed in or upon the Leased Property, and such lien and security interest shall remain attached to such lessee's Personal Property until payment in full of all Rent and satisfaction of all of Lessee's obligations hereunder; provided, however, Lessor shall subordinate its lien and security interest to that of any non-Affiliate of Lessee which finances such Lessee's Personal Property or any non-affiliate conditional seller of such Lessee's Personal Property, the terms and conditions of such subordination to be satisfactory to lessor in the exercise of reasonable discretion. Lessee shall, upon the request of Lessor, execute such financing statements or other documents or instruments reasonably requested by Lessor to perfect the lien and security interest herein granted.

         SECTION 7.

         7.1 CONDITION OF THE LEASED PROPERTY. Lessee acknowledges receipt and delivery of possession of the Leased Property. Lessee has examined and otherwise has knowledge of the condition of the Leased Property and has found the same to be satisfactory for its purposes hereunder. In addition, to the extent permitted by law, Lessor hereby grants to Lessee the right to proceed against any Predecessor in title for breaches of warranties or representations or for latent defects in the Leased Property. Lessor shall fully cooperate with Lessee in the prosecution of any such claim, in Lessor's or Lessee's name. Without limiting the Lessor's representations and warranties contained in this Lease or in the Master Agreement, the Lessor reiterates its disclaimer of warranty contained in Section 1.1.6 hereof.

         7.2     USE OF THE LEASED PROPERTY.

                 7.2.1 Lessee covenants that it will proceed with all due diligence and will exercise its diligent efforts to maintain all approvals needed to use and operate the Leased Property and the Facility under applicable local, state and federal law.

                 7.2.2 Lessee shall use or cause to be used the Leased Property only as a hotel facility, and for such other uses as may be necessary or incidental to such use or such other use as otherwise approved by Lessor (the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor which consent may be granted, denied or conditioned in Lessor's sole discretion. No use shall be made or permitted to be made and no act shall be done or permitted to be done of, or on, the Leased Property, which will cause the cancellation or increase the premium of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy satisfactory to Lessor is available and Lessee pays any premium increase), nor shall Lessee sell or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or fire underwriter's regulations. Lessee shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property and Lessee's Personal Property.

                 7.2.3 Subject to the provisions of Sections 14, 15, 21 and 22, Lessee covenants and agrees that during the Term it will (1) operate continuously the Leased Property as a hotel facility, (2) keep in full force and effect and comply with all the provisions of Franchise Agreements, if any
(3) not terminate or amend Franchise Agreements, if any, without the prior written consent of Lessor which shall not be unreasonably withheld or delayed, and (4) maintain appropriate certifications and licenses for such use.

                 7.2.4 Lessee shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Lessee cause or permit any nuisance thereon.

                 7.2.5 Lessee shall neither suffer nor permit the Leased Property or any portion thereof, to be used in such a manner as (1) might reasonably tend to impair Lessor's title thereto or to any portion thereof, or (2) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof, except as necessary in the ordinary and prudent operation of the Facility on the Leased Property.

                 7.2.6 Except as may be agreed upon in writing in advance by the parties, neither the Lessor nor any of its Affiliates shall own, or have any interest in, any hotel or motel property that is within a five mile radius of the Leased Property. In addition, neither the Lessor nor any of its Affiliates shall operate or manage any hotel or motel property that is within a five mile radius of any hotel or motel property in which Lessee or an Affiliate of Lessee has an interest on the date Lessor would otherwise commence owning, possessing an interest in, operating or managing such property. Other than hotels or motels owned, managed, operated or in which Lessee has an interest as of the

Commencement Date, the Lessee agrees that it shall not manage, operate or own any interest in any hotel or motel property that is within a five (5) mile radius of the Leased Property.

         7.3 LESSOR TO GRANT EASEMENTS Lessor will, from time to time, so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee's cost and expense (but subject to the approval of Lessor, which approval shall not be unreasonably withheld or delayed), (a) grant easements and other rights in the nature of easements with respect to the Leased Property to third parties, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting the Leased Property, and (f) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications, transfers, petitions and amendments (to the extent of its interest in the Leased Property), but only upon delivery to Lessor of an Officer's Certificate stating that such grant, release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Lessee on the Leased Property and does not materially reduce the value of the Leased Property.

         SECTION 8.

         8.1 COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS, ETC. Subject to 8.3 2 below and Section 12 relating to permitted contests, Lessee, at its expense, will promptly (a) materially comply with all applicable Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, and (b) procure, maintain and comply with all appropriate licenses and other authorizations required for any use of the Leased Property and Lessee's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

         8.2 LEGAL REQUIREMENT COVENANTS. Subject to Section 8.3.2 below, Lessee covenants and agrees that the Leased Property and Lessee's Personal Property shall not be used for any unlawful purpose, and that Lessee shall not permit or suffer to exist any unlawful use of the Leased Property by others. Lessee shall acquire and maintain all appropriate licenses, certifications, permits and other authorizations and approvals required to operate the Leased Property in its customary manner for the Primary Intended Use, and any other lawful use conducted on the Leased Property as may be permitted from time to time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all Legal Requirements, unless the same are finally determined by a court of competent jurisdiction to be unlawful (and Lessee shall cause all such sub-tenants, invitees or others so to comply with all Legal Requirements). Lessee may, however, upon prior Notice to Lessor, contest the legality or applicability of any such Legal Requirement or any licensure or certification decision if Lessee maintains such action in good faith, with due diligence, without prejudice to Lessor's rights hereunder, and at Lessee's sole expense. If by the terms of any such Legal Requirement compliance therewith pending the prosecution of any such Proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Facility or Lessee's leasehold interest therein and without subjecting Lessee or Lessor to any liability, civil or criminal, for failure so to comply therewith, Lessee may delay compliance therewith until the final determination of such Proceeding. If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Lessee, on the prior written consent of Lessor, which consent shall not be unreasonably withheld, may nonetheless contest as aforesaid and delay as aforesaid provided that such delay would not subject Lessor to criminal liability and Lessee both (a) furnishes to Lessor security reasonably satisfactory to Lessor against any loss or injury by reason of such contest or delay, and (b) prosecutes the contest with due diligence and in good faith.

         8.3 ENVIRONMENTAL COVENANTS. Lessor and Lessee (in addition to, and not in diminution of, Lessee's covenants and undertakings in Sections 8.1 and 8.2 hereof) covenant and agree as follows:

                 8.3.1 At all times hereafter until such time as all liabilities, duties or obligations of Lessee to the Lessor under the Lease have been satisfied in full, Lessee shall fully comply with all Environmental Laws applicable to the Leased Property and the operations thereon. Lessee agrees to give Lessor prompt written notice of (1) all Environmental Liabilities; (2) all pending, threatened or anticipated Proceedings, and all notices, demands, requests or investigations, relating to any Environmental Liability or relating to the issuance, revocation or change in any Environmental Authorization required for operation of the Leased Property;
(3) all Releases at, on, in, under or in any way affecting the Leased Property, or any Release known by Lessee at, on, in or under any property adjacent to the Leased Property; and (4) all facts, events or conditions that could reasonably lead to the occurrence of any of the above-referenced matters.

                 8.3.2 Lessor hereby agrees to defend, indemnify and hold harmless any and all Lessee Indemnified Parties from and against any and all Environmental Liabilities other than Environmental Liabilities which were caused by the grossly negligent acts or grossly negligent failures to act of Lessee. As a condition precedent to the effectiveness of this Lease, the Lessor shall deliver to the Lessee Phase I environmental studies regarding the Leased Property performed by an engineering firm acceptable to Lessee and stating that the Leased Property is in compliance with all applicable Environmental Laws to the satisfaction of Lessee.

                 8.3.3 Lessee hereby agrees to defend, indemnify and hold harmless any and all Lessor Indemnified Parties from and against any and all Environmental Liabilities caused by the acts or grossly negligent failures to act of Lessee.

                 8.3.4 If any Proceeding is brought against any Indemnified Party in respect of an Environmental Liability with respect to which such Indemnified Party may claim indemnification under either Section
8.3.2 or 8.3.3, the Indemnifying Party, upon request, shall at its sole expense resist and defend such Proceeding, or cause the same to be resisted and defended by counsel designated by the Indemnified Party and approved by the Indemnifying Party, which approval shall not be unreasonably withheld; provided, however, that such approval shall not be required in the case

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of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance. Each Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel will be at the sole expense of such Indemnified Party unless such counsel has been approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall not be liable for any settlement of any such Proceeding made without its consent, which shall not be unreasonably withheld, but if settled with the consent of the Indemnifying Party, or if settled without its consent if its consent shall be unreasonably withheld, or if there be a final, nonappealable judgment for an adversary party in any such Proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Parties from and against any liabilities incurred by such Indemnified Parties by reason of such settlement or judgment.

                 8.3.5 At any time any Indemnified Party has reason to believe circumstances exist which could reasonably result in an Environmental Liability, upon reasonable prior written notice to Lessee stating such Indemnified Party's basis for such belief, an Indemnified Party shall be given immediate access to the Leased Property (including, but not limited to, the right to enter upon, investigate, drill wells, take soil borings, excavate, monitor, test, cap and use available land for the testing of remedial technologies), Lessee's employees, and to all relevant documents and records regarding the matter as to which a responsibility, liability or obligation is asserted or which is the subject of any Proceeding; provided that such access may be conditioned or restricted as may be reasonably necessary to ensure compliance with law and the safety of personnel and facilities or to protect confidential or privileged information. All Indemnified Parties requesting such immediate access and cooperation shall endeavor to coordinate such efforts to result in as minimal interruption of the operation of the Leased Property as practicable.

                 8.3.6 The indemnification rights and obligations provided for in this Section 8 shall be in addition to any indemnification rights and obligations provided for elsewhere in this Lease.

                 8.3.7 The indemnification rights and obligations provided for in this Section 8 shall survive the termination of this Agreement.

         For purposes of this Section 8.3, all amounts for which any Indemnified Party seeks indemnification shall be computed net of (a) any actual income tax benefit resulting therefrom to such Indemnified Party, (b) any insurance proceeds received (net of tax effects) with respect thereto, and (c) any amounts recovered (net of tax effects) from any third parties based on claims the Indemnified Party has against such third parties which reduce the damages that would otherwise be sustained; provided that in all cases, the timing of the receipt or realization of insurance proceeds or income tax benefits or recoveries from third parties shall be taken into account in determining the amount of reduction of damages. Each Indemnified Party agrees to use its reasonable efforts to pursue, or assign to Lessee or Lessor, as the case may be, any claims or rights it may have against any third party which would materially reduce the amount of damages otherwise incurred by such Indemnified Party.

         Notwithstanding anything to the contrary contained in this Agreement, if Lessor shall become entitled to the possession of the Leased Property by virtue of the termination of the Lease or repossession of the Leased Property, then Lessor may assign its indemnification rights under
Section 8.3 of this Agreement (but not any other rights hereunder) to any Person to whom the Lessor subsequently transfers the Leased Property, subject to the following conditions and limitations, each of which shall be deemed to be incorporated into the terms of such assignment, whether or not specifically referred to therein:

                 (1) The indemnification rights referred to in this Section may be assigned only if a known Environmental Liability then exists or if a Proceeding is then pending or, to the knowledge of Lessee or Lessor, then threatened with respect to the Leased Property;

                 (2) Such indemnification rights shall be limited to Environmental Liabilities relating to or specifically affecting the Leased Property; and

                 (3) Any assignment of such indemnification rights shall be limited to the immediate transferee of Lessor, and shall not extend to any such transferee's successors or assigns.

         SECTION 9.

         9.1     MAINTENANCE AND REPAIR.

                 9.1.1 Lessee will keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto that are under Lessee's control, including windows and plate glass, parking lots, mechanical, electrical and plumbing systems and equipment (including conduit and ductware), and non-load bearing interior walls, in good order and repair, except for ordinary wear and tear, and, except as otherwise provided in
Section 9.1.2, Section 14, Section 15 or Section 40, with reasonable promptness, make all necessary and appropriate repairs, replacements, and improvements thereto of every kind and nature, whether interior or exterior, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise), or required by any governmental agency having jurisdiction over the Leased Property, except as to the structural elements of the Leased Improvements. Lessee, however, shall be permitted to prosecute claims against Lessor's Predecessor(s) in title for breach of any representation or warranty or for any latent defects in the Leased Property to be maintained by Lessee unless Lessor is already diligently pursuing such a claim. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use.

                 9.1.2 In addition, Lessor shall be required to bear the cost of maintaining any underground utilities and the structural elements of the Leased Improvements, including the roof of the Facility unless caused by the negligent acts or willful misconduct of Lessee.

                 9.1.3 Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (1) constituting the request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (2) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof.

                 9.1.4 Lessee will, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Lessor in the substantially same condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Lessee under Section 9.1.1 hereof to maintain the Leased Property in good order and repair, as would a prudent owner, during the entire Term of the Lease), or damage by casualty or Condemnation (subject to the obligations of Lessee to restore or repair as set forth in the Lease.)

         9.2 ENCROACHMENTS, RESTRICTIONS, ETC. If any of the Leased Improvements, at any time, materially encroach upon any property, street or right-of-way adjacent to the Leased Property, or violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor or at the behest of any person affected by any such encroachment, violation or impairment, provided that Lessee was not responsible for such encroachment violations or impairments then Lessor shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, or impairment, whether the same shall affect Lessor or Lessee, or (b) make such changes in the Leased Improvements, and take such other actions as Lessee in the good faith exercise of its judgment deems reasonably practicable to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration, of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation, impairment or encroachment. Any such alteration shall be made in conformity with the applicable requirements of Section 10. Lessee's obligations under this
Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance held by Lessor. Should Lessee be responsible for said encroachment violation or impairment then the requirements of (a) and (b) as specified above shall apply to Lessee, and not Lessor or Lessee.

         SECTION 10.

         10.1 ALTERATIONS. Using funds in the Capital Expenditure Reserve Account or such other funds provided by Lessor pursuant to Section 40 hereof, Lessee shall have the right to make additions, modifications or improvements to the Leased Property from time to time as Lessee, in its discretion, may deem to be desirable for its permitted uses and purposes, provided that such action will not significantly alter the character or purposes or significantly detract from the value or operating efficiency thereof and will not significantly impair the revenue-producing capability of the Leased Property or adversely affect the ability of the Lessee to comply with the provisions of this Lease. Lessee agrees not to make any material alterations to the Leased Property without the prior written consent of the Lessor, which consent shall not be unreasonably withheld or delayed.

         10.2 SALVAGE. All materials which are scrapped or removed in connection with the making of repairs required by Section 9 or 10 shall be or become the property of Lessor.

         10.3 JOINT USE AGREEMENTS. If Lessee constructs additional improvements that are connected to the Leased Property or share maintenance facilities, HVAC, electrical, plumbing or other systems, utilities, parking or other amenities, the parties shall enter into a mutually agreeable cross-easement or joint use agreement to make available necessary services and facilities in connection with such additional improvements, to protect each of their respective interests in the properties affected, and to provide for separate ownership, use, and/or financing of such improvements.

         SECTION 11.

         11.1 LIENS. Subject to the provision of Section 12 relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) the matters, if any, included as exceptions in the title policy insuring Lessor's interest in the Leased Property, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor or any easements granted pursuant to the provisions of Section 7.3 of this Lease, (d) liens for those taxes upon Lessor which Lessee is not required to pay hereunder, (e) subleases permitted by Section 24 hereof, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty, or (2) such liens are in the process of being contested as permitted by Section 12, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due provided that (1) the payment of such sums shall not be postponed under any related contract for more than 60 days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor, or (2) any such liens are in the process of being contested as permitted by Section 12 hereof, (h) any liens which are the responsibility of Lessor pursuant to the provisions of Section 35 of this Lease and (i) any liens created or allowed, directly or indirectly, by the actions or inactions of Lessor.

         SECTION 12.

         12.1 PERMITTED CONTESTS. Lessee shall have the right to contest the amount or validity of any Imposition to be paid by Lessee or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim ("Claims") not otherwise permitted by Section 11, by appropriate legal proceedings in good faith and with due diligence (but this shall not be deemed or construed in any way to relieve, modify or extend Lessee's covenants to pay or its covenants to cause to be paid any such charges at the time and in the manner as in this Section provided), on condition, however, that such legal proceedings shall not operate to relieve Lessee from its obligations hereunder and shall not cause the sale or risk the loss of the Leased Property, or any part thereof, or cause Lessor or Lessee to be in default under any mortgage, deed of trust or security deed encumbering the Leased Property or any interest therein. Lessor agrees to join in any such proceedings if the same be required to legally prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by Lessee; and Lessee covenants to indemnify and hold harmless Lessor from any such costs or expenses. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed. In the event that Lessee fails to pay any Claims when due or to provide the security therefor as provided in this paragraph and to diligently prosecute any contest of the same, Lessor may, upon ten days advance Notice to Lessee, pay such charges together with any interest and penalties and the same shall be repayable by Lessee to Lessor as Additional Charges at the next Payment Date provided for in this Lease. Provided, however, that should Lessor reasonably determine that the giving of such Notice would risk loss to the Leased Property or cause damage to Lessor, then Lessor shall give such Notice as is practical under the circumstances. Lessor reserves the right to contest any of the Claims at its expense not pursued by Lessee. Lessor and Lessee agree to cooperate in coordinating the contest of any claims.

         SECTION 13.

         13.1 INSURANCE COVERAGE. Lessee shall provide and maintain insurance sufficient to furnish to Lessor and Lessee reasonable and adequate protection in the management and operation of the Leased Property. Such insurance shall provide coverage for fire and extended coverage, worker's compensation, general liability and business interruption (for such length of time as would be required with the exercise of due diligence and dispatch to rebuild, repair or replace such part of the Leased Property as has been destroyed or damaged), all as more particularly set forth on the attached EXHIBIT F. All insurance shall be in the name of Lessor and Lessee as the insureds and shall contain riders and endorsements adequately protecting the interests of Lessee and Lessor as they may appear including, without limitation, provisions for at least twenty (20) days' notice to Lessee and Lessor of cancellation or of any material change therein. Prior to the Commencement Date and the commencement of each Fiscal Year thereafter, Lessee shall furnish Lessor with certificates evidencing the insurance coverages required pursuant to EXHIBIT F and with evidence of the payment of premiums therefor.

         13.2 WAIVER OF SUBROGATION - LESSOR ASSUMES RISK OF ADEQUACY.
Lessee shall have all policies of insurance provide that the insurance company will have no right of subrogation against either party hereto, their agents or employees. Other than insurance coverages required to be provided by Lessee pursuant to this Lease, Lessor assumes all risks in connection with the adequacy of any insurance or self-insurance program, and subject to the provisions of SECTION 23 hereof, waives any claim against Lessee for any liability, costs or expenses arising out of any uninsured claim, in part or in full, of any nature whatsoever.

         SECTION 14.

         14.1 INSURANCE PROCEEDS. Subject to the provisions of Section 14.6, all proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Section 13 of this Lease shall be paid to Lessor and held in trust by Lessor in an interest-bearing account, shall be made available, if applicable, for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and, if applicable, shall be paid out by Lessor from time to time for the reasonable costs of such reconstruction or repair upon satisfaction of the reasonable terms and conditions specified by Lessor. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property shall be paid to Lessee. If neither Lessor nor Lessee is required or elects to repair and restore, and the Lease is terminated without purchase by Lessee as described in Sections 14.2, 14.3, 14.5 and 14.7 hereof, all such insurance proceeds shall be retained by Lessor. If this Lease terminates in accordance with this Section 14.1, Lessor shall have no obligation to pay the Lease Cancellation Fee so long as the Lessee receives payment of the full amount of outstanding Negative Base Rent out of the
insurance proceeds.   All salvage resulting from any risk covered by
insurance shall belong to Lessor.

         14.2 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION COVERED BY INSURANCE.

                 Except as provided in Section 14.6, if during the Term the Leased Property is totally or partially destroyed by a risk covered by the insurance described in Section 13 and the Facility thereby is rendered Unsuitable for its Primary Intended Use, Lessee shall, at Lessee's option, either (a) restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease, (b) offer to acquire the Leased Property from Lessor for a purchase price equal to the Rejectable Offer Price of the Leased Property, or (c) give Lessor written notice of a termination of the Lease. If Lessee restores the Facility, the insurance proceeds shall be paid out by Lessor from time to time for the reasonable costs of such restoration and any excess proceeds remaining after such restoration shall be paid to

Lessee. If Lessee acquires the Leased Property, Lessee shall receive the insurance proceeds. If Lessor does not accept Lessee's offer so to purchase the Leased Property within 90 days, Lessee may withdraw its offer to purchase the Leased Property and, if so withdrawn, Lessee may terminate the Lease with respect to the Leased Property without further liability hereunder and Lessor shall be entitled to retain all insurance proceeds. Likewise, if Lessee gives Lessor written notice of a termination, as set forth in clause (c) above, then Lessee may terminate the Lease with respect to the Leased Property without further liability hereunder and Lessor shall be entitled to retain all insurance proceeds. If this Lease terminates pursuant to this Section 14.2, the Lessee shall pay all Rent due through the date of such termination.

         14.3 Except as provided in Section 14.6, if during the Term the Leased Property is partially destroyed by a risk covered by the insurance described in Section 13, but the Facility is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall, using such insurance proceeds, restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease. Such damage or destruction shall not terminate this Lease; provided, however, that if Lessee cannot within a reasonable time obtain all necessary government approvals, including building permits, licenses and conditional use permits, after diligent efforts to do so, to perform all required repair and restoration work and to operate the Facility for its Primary Intended Use in substantially the same manner as that existing immediately prior to such damage or destruction and otherwise in accordance with the terms of the Lease, Lessee may (a) give lessor written Notice of termination of the Lease or (b) offer to purchase the Leased Property for a purchase price equal to the Rejectable Offer Price of the Leased Property determined without regard to such damage or destruction. If Lessee makes such offer and Lessor does not accept the same, Lessee shall withdraw such offer to purchase the Leased Property and, if so withdrawn, Lessee may terminate the Lease with respect to the Leased Property without further liability hereunder and Lessor shall be entitled to retain all insurance proceeds. If Lessee restores the Facility, the insurance proceeds shall be paid out by Lessor from time to time for the reasonable costs of such restoration, and any excess proceeds remaining after such restoration shall be paid to Lessee. If this Lease terminates pursuant to this Section 14.3, the Lessee shall pay all Rent due through the date of such termination.

         14.4 If Lessor accepts Lessee's offer to purchase the Leased Property under this Section, this Lease shall terminate as to the Leased Property upon payment of the purchase price, and Lessor shall remit to Lessee all insurance proceeds pertaining to the Leased Property being held in trust by Lessor.

         14.5 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION NOT COVERED BY INSURANCE. Except as provided in Section 14.6, if during the Term the Facility is totally or materially destroyed by a risk not covered by the insurance described in Section 13, whether or not such damage or destruction renders the Facility Unsuitable for its Primary Intended Use, Lessee at its option shall either (a) using the funds in the Capital Expenditure Reserve Account or funds provided by Lessor pursuant to Section 40 hereof without any obligation on the part of Lessor to provide funds in excess of those in the Capital Expenditure Reserve Account, restore the Facility to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease, or
(b) offer to purchase the Leased Property for a purchase price equal to the Rejectable Offer Price of the Leased Property without regard to such damage or destruction; provided, however, the term and conditions contained in
Section 43 hereof shall supersede this Section 14.5(b) if applicable, or (c) give Lessor written notice of a termination of the Lease. If such damage or destruction is not material, Lessee shall restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease using the FF&E Reserves or funds provided by Lessor pursuant to Section 40 hereof. If Lessor does not accept Lessee's offer so to purchase the Leased Property within 90 days, Lessee may withdraw its offer to purchase the Leased Property and, if so withdrawn, Lessee may terminate the Lease with respect to the Leased Property without further liability hereunder. Likewise, if Lessee gives Lessor written notice of a termination, as set forth in clause (c) above, then Lessee may terminate the Lease with respect to the Leased Property without further liability hereunder and Lessor shall be entitled to retain all insurance proceeds. If this Lease terminates pursuant to this
Section 14.5, the Lessee shall pay all Rent due through the date of such termination.

         14.6 LESSEE'S PROPERTY. All insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property shall be paid to Lessee; provided, however, no such payments shall diminish or reduce the insurance payments otherwise payable to or for the benefit of Lessor hereunder.

         14.7    DAMAGE NEAR END OF TERM.  Notwithstanding any provisions of
Section 14.2 or 14.3 appearing to the contrary, if damage to or destruction of the Facility rendering the FacilityUnsuitable for its Primary Intended Use occurs during the last 24 months of the Term, then Lessee shall have the right to terminate this Lease by giving written notice to Lessor within 30 days after the date of damage or destruction, whereupon all accrued Rent shall be paid immediately, and this Lease shall automatically terminate five days after the date of such notice. In such event, Lessor shall be entitled to retain all insurance proceeds paid pursuant to such damage excluding business interruption insurance.

         SECTION 15.

         15.1    DEFINITIONS.

                 15.1.1 "Condemnation" means a Taking resulting from (1) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (2) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

                 15.1.2 "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

                 15.1.3 "Award" means all compensation, sums or anything of value awarded, paid or received on a total, partial or temporary
Condemnation.

                 15.1.4 "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

         15.2 PARTIES' RIGHTS AND OBLIGATIONS. If during the Term there is any Condemnation of all or any part of the Leased Property or any interest in this Lease, the rights and obligations of Lessor and Lessee shall be determined by this Section 15.

         15.3 TOTAL TAKING. If title to the fee of the whole of the Leased Property is condemned by any Condemnor, subject to the provisions of
Section 15.7, this Lease shall cease and terminate as of the Date of Taking by the Condemner. If title to the fee of less than the whole of the Leased Property is so taken or condemned, which nevertheless renders the Leased Property Unsuitable or Uneconomic for its Primary Intended Use, Lessee and Lessor shall each have the option, by Notice to the other, at any time prior to the Date of Taking, to terminate this Lease as of the Date of Taking. If this Lease terminates in accordance with this Section 15.3, Lessor shall have no obligation to pay the Lease Cancellation Fee so long as the Lessee receives payment of the full amount of outstanding Negative Base Rent out of the Award. Upon such date, if such Notice has been given, this Lease shall thereupon cease and terminate. All Base Rent, Percentage Rent and Additional Charges paid or payable by Lessee hereunder shall be apportioned as of the Date of Taking, and Lessee shall promptly pay Lessor such amounts. In the event of any such termination, the provisions of Section 15.7 shall apply.

         15.4 ALLOCATION OF AWARD. The total Award made with respect to the Leased Property or for loss of rent, or for Lessor's loss of business beyond the Term, shall be solely the property of and payable to Lessor. Any Award made for loss of business during the remaining Term, if any, for the taking of Lessee's Personal Property, or for removal and relocation expenses of Lessee in any such proceedings shall be the sole property of and payable to Lessee. In any Condemnation proceedings Lessor and Lessee shall each seek its Award in conformity herewith, at its respective expense; provided, however, neither party shall initiate, prosecute or acquiesce in any proceedings that may result in a diminution of any Award payable to the other party.

         15.5 PARTIAL TAKING. If title to less than the whole of the Leased Property is condemned, and the Leased Property is still suitable for its Primary Intended Use, and not Uneconomic for its Primary Intended Use, and if Lessee or Lessor are is entitled but elects not to terminate this Lease as provided in Section 15.3, Lessee at its cost shall with all reasonable dispatch restore the untaken portion of any Leased Improvements so that such Leased Improvements constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existing immediately prior to the Condemnation. Lessor shall contribute to the cost of restoration that part of its Award specifically allocated to such restoration, if any, together with severance and other damages awarded for the taken Leased Improvements; provided, however, that the amount of such contribution shall not exceed such cost.

         15.6 TEMPORARY TAKING. If the whole or any part of the Leased Property or of Lessee's interest under this Lease is condemned by any Condemner and is rendered Unsuitable for its Primary Intended Use for its temporary use or occupancy, and Lessee shall either (a) using the Capital Expenditure Reserve Account or funds provided by Lessor pursuant to Section 40 hereof without any obligation on the part of Lessor to provide funds in excess of those in the Capital Reserve Account, restore the Facility to substantially the same condition it was in immediately before such taking and such taking shall not terminate this Lease, or (b) offer to purchase the Leased Property for a purchase price equal to the Rejectable Offer Price of the Leased Property without regard to such taking, or (c) give Lessor written notice of termination of the Lease. If such taking does not render the Leased Property Unsuitable for its Primary Intended Use, Lessee shall restore the Facility to substantially the same condition as existed immediately preceding the taking and otherwise in accordance with the terms of this Lease using the FF&E Reserve or funds provided by Lessor pursuant to Section 40 hereof. If restoration is required hereunder, Lessor shall contribute to the cost of such restoration that portion of its entire Award that is specifically allocated to such restoration in the judgment or order of the court, if any, and Lessee shall fund the balance of such costs (out of the FF&E Reserve or other funds provided by Lessor pursuant to Section 40 hereof) in advance of restoration in a manner reasonably satisfactory to Lessor and in an amount not to exceed any Award.

         15.7 LESSEE'S OFFER. In the event of the termination of this Lease as provided in Section 15.3, Lessee may offer to acquire the Leased Property from Lessor for a purchase price equal to the Rejectable Offer Price of the Leased Property without regard to such Taking and, if accepted, Lessee shall receive the entire Award. If Lessor does not accept Lessee's offer to purchase the Leased Property, Lessee shall withdraw its offer to purchase the Leased Property and, if so withdrawn, Lessee may terminate the Lease with respect to the Leased Property without further liability hereunder, except for payment of Rent as provided in the penultimate sentence of Section 15.3 or for matters which by their express terms survive termination of this Lease and Lessor shall be entitled to retain the Award except as provided in
Section 15.4 of this Lease.

         SECTION 16.

         16.1 EVENTS OF DEFAULT. If any one or more of the following events (individually, an "Event of Default") occurs:

                 16.1.1 if an Event of Default occurs under any of the Leases between Lessor and Lessee or any Affiliate of Lessee; or

                 16.1.2 if Lessee fails to make payment of the Base Rent when the same becomes due and payable for a period of ten days after receipt by the Lessee of Notice from the Lessor thereof;

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                 16.1.3   if Lessee fails to make payment of quarterly
Percentage Rent when the same becomes due and payable and such condition continues for a period of thirty (30) days after the end of the applicable quarter;

                 16.1.4 if either party fails to observe or perform any term, covenant or condition of this Lease and such failure is not cured by such party within a period of 30 days after receipt by such party of Notice thereof from the other party, unless such failure cannot with due diligence be cured within a period of 30 days, in which case it shall not be deemed an Event of Default if such party proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof provided, however, in no event shall such cure period extend beyond 90 days after such Notice; or

                 16.1.5 if either party shall file a petition in bankruptcy or reorganization for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of either party as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and such party shall be adjudicated a bankrupt and such adjudication shall not be vacated or set aside or stayed within 60 days after the entry of an order in respect thereof, or if a receiver of such party or of the whole or substantially all of the assets of such party shall be appointed in any proceeding brought by either party or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against such party and shall not be vacated or set aside or stayed within 60 days after such appointment; or

                 16.1.6 if either party is liquidated or dissolved, or begins proceedings toward such liquidation or dissolution, or, in any manner, permits the sale or divestiture of substantially all of its assets; or

                 16.1.7 if the estate or interest of either party in the Leased Property or any part thereof is voluntarily or involuntarily transferred, assigned, conveyed, levied upon or attached in any proceeding (unless such party is contesting such lien or attachment in good faith in accordance with Section 12 hereof); or

                 16.1.8 if, except as a result of damage, destruction or a partial, total or temporary Condemnation, either party voluntarily ceases operations on the Leased Property for a period in excess of 30 days;

                 16.1.9 if, an event of default has been declared by the franchisor under any Franchise Agreement with respect to the Facility on the Leased Premises as a result of any action or failure to act by either party or any Person with whom either party contracts for management services at the Facility; or

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                 16.1.10  if, Lessor, Lessee or Crossroads fail to perform
any of the terms or conditions contained in the Master Agreement.

                 then, and in any such event, the other party may exercise one or more remedies available to it herein or at law or in equity, including but not limited to its right to terminate this Lease by giving the other party not less than ten days' Notice of such termination.

                 If litigation is commenced with respect to any alleged default under this Lease, the prevailing party in such litigation shall receive, in addition to its damages incurred, such sum as the court shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith.

                 16.2 SURRENDER. If an Event of Default by the Lessee occurs and is continuing, whether or not this Lease has been terminated pursuant to Section 16.1, Lessee shall, if requested by Lessor so to do, immediately surrender to Lessor the Leased Property including, without limitation, any and all books, records, files, licenses, permits and keys relating thereto, and quit the same and Lessor may enter upon and repossess the Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all personal property from the Leased Property, subject to rights of any hotel guests and to any requirement of law.

                 16.3 DAMAGES. Lessee shall forthwith pay to Lessor, as and for liquidated and agreed current damages for Lessee's default or early termination of the Lease, the Termination Fee defined in the Master Agreement, any and all accrued and unpaid Rent through the date of termination of this Lease and such other sums due to Lessor pursuant to Lease as a result of such termination expressly required by this Lease unless otherwise superceded by the Master Agreement.

         SECTION 17.      Intentionally Deleted.

         SECTION 18.

         LESSOR'S RIGHT TO CURE LESSEE'S DEFAULT. If Lessee fails to make any payment or to perform any act required to be made or performed under this Lease including, without limitation, Lessee's failure to comply with the terms of any Franchise Agreement, and fails to cure the same within the relevant time periods provided in Section 16.1, Lessor, without waiving or releasing any obligation of Lessee, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

         SECTION 19.

         PROVISIONS RELATING TO PURCHASE OF THE LEASED PROPERTY. If Lessee purchases the Leased Property from Lessor pursuant to the terms and conditions of this Lease, Lessor and Lessee shall have first entered into a purchase and sale agreement mutually agreed upon by Lessor and Lessee.

         SECTION 20.

         20.1 PERSONAL PROPERTY LIMITATION. Anything contained in this Lease to the contrary notwithstanding, the average of the adjusted tax bases of the items of personal property that are leased to the Lessee under this Lease at the beginning and at the end of any Fiscal Year shall not exceed 15% of the average of the aggregate adjusted tax bases of the Leased Property at the beginning and at the end of such Fiscal Year. This Section 20.1 is intended to ensure that the Rent qualifies as "rents from real property", within the meaning of Section 856(d) of the Code, or any similar or successor provisions thereto, and shall be interpreted in a manner consistent with such intent

         20.2 SUBLEASE RENT LIMITATION. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublet the Leased Property on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (a) the income or profits derived by the business activities of the sublessee, or (b) any other formula (if as a result of such a sublease based on (a) and/or (b) above, any portion of the Rent would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto).

         20.3 SUBLEASE TENANT LIMITATION. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublease the Leased Property to any Person in which Lessor, owns, directly or indirectly, a 10% or more interest, within the meaning of Section 856(d)(2)(B) of the Code, or any similar or successor provisions thereto.

         20.4 LESSEE OWNERSHIP LIMITATION. Anything contained in this Lease to the contrary notwithstanding, neither Lessee nor an Affiliate of the Lessee shall acquire, directly or indirectly, a 10% or more interest in Lessor, within the meaning of Section 856(d)(2)(B) of the Code, or any similar or successor provision thereto.

         20.5 LESSEE OFFICER AND EMPLOYEE LIMITATION. Anything contained in this Lease to the contrary notwithstanding, none of the officers or employees of the Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property) shall be officers or employees of Lessor, (or any Person who serves as an advisor

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

of Lessor). In addition, if a Person serves as both (a) a director of the Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property), and (b) a director and officer (or employee) of Lessor, (or any Person who serves as an advisor of Lessor) that Person shall not receive any compensation for serving as a director of the Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property).

         20.6 PAYMENTS TO AFFILIATES. Notwithstanding anything contained in this Lease to the contrary, the Lessee shall make no payments to Affiliates as Gross Operating Expenses unless set forth in the Annual Budget or otherwise agreed to by Lessor.

         SECTION 21.

         21.1 HOLDING OVER. If Lessee for any reason remains in possession of the Leased Property after the expiration or earlier termination of the Term, such possession shall be as a tenant at sufferance during which time Lessee shall pay as rental each month two times the aggregate of (a) one-twelfth of the aggregate Base Rent and Percentage Rent payable with respect to the last Fiscal Year of the Term, (b) all Additional Charges accruing during the applicable month, and (c) all other sums, if any, payable by Lessee under this Lease with respect to the Leased Property. During such period, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenancies at sufferance, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

         SECTION 22.

         22.1. RISK OF LOSS. During the Term, except as otherwise specified herein, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than those caused by Lessee and those claiming from, through or under Lessee) is assumed by Lessor, and, in the absence of gross negligence, willful misconduct or breach of this Lease by Lessee, Lessee shall in no event be answerable or accountable therefor; provided, however, nothing contained in this Section 22.1 shall entitle the Lessee to any abatement of Rent unless expressly provided for in this Lease.

         SECTION 23.

         23.1 LESSOR INDEMNIFICATION. Notwithstanding the existence of any insurance, and without regard to the policy limits of any such insurance or self-insurance, but subject to Section 8, Lessor will protect, indemnify, hold harmless and defend Lessee from and against all liabilities, obligations,

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

claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), imposed upon or incurred by or asserted against Lessee Indemnified Parties by reason of:
(a) any Impositions that are the obligations of Lessor pursuant to the applicable provisions of this Lease, (b) any failure on the part of Lessor to perform or comply with any of the terms of this Lease, (c) any liability, action, claim, damage, cost or expense arising prior to the Commencement Date of this Lease, and (d) the gross negligence, willful misconduct or fraud by Lessor.

         23.2 LESSEE INDEMNIFICATION. Lessee shall, indemnify, hold harmless and defend Lessor Indemnified Parties from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Lessor Indemnified Parties as a result of (a) the gross negligence, willful misconduct or fraud by Lessee arising in connection with this Lease, (b) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, (c) any Impositions that are the obligations of Lessor pursuant to the applicable provisions of this Lease, and (d) any liability, action, claim, damage, cost or expense arising after to the Commencement Date of this Lease.

         23.3    NON-INDEMNIFIABLE CLAIMS.  To the extent that neither
Section 23.1 nor Section 23.2 applies to any liability, action, claim, damage, cost or expense arising out of the operation of the Leased Property, such liability, action, claim, damage, cost or expense shall be paid as a Gross Operating Expense deducted from Gross Revenues for purposes of calculating the Break-Even Threshold.

         23.4 INDEMNIFICATION PROCEDURE. Any amounts that become payable by an Indemnifying Party under this Section shall be paid within ten days after liability therefor on the part of the Indemnifying Party is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. An Indemnifying Party, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against the Indemnified Party. The Indemnified Party, at its expense, shall be entitled to participate in any such claim, action, or proceeding, and the Indemnifying Party may not compromise or otherwise dispose of the same without the consent of the Indemnified Party, which may not be unreasonably withheld.

         23.5 SURVIVAL OF INDEMNIFICATION OBLIGATIONS. Lessee's or Lessor's liability for a breach of the provisions of this Section shall survive any termination of this Lease.

         SECTION 24.

         24.1 SUBLETTING AND ASSIGNMENT BY LESSEE. Subject to the provisions of Section 20 and Section 24.2 so long as a Default does not exist on the part of the Lessee and any other express conditions or limitations set forth herein, Lessee may, in its sole discretion (a) assign this Lease or sublet all or any part of the Leased Property to an Affiliate of Lessee or any person or entity with,

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

or into whom, Lessee merges or consolidates, or (b) sublet any retail or restaurant portion of the Leased Improvements in the normal course of the Primary Intended Use; provided that any subletting to any party other than an Affiliate of Lessee shall not individually as to any one such subletting, or in the aggregate, materially diminish the actual or potential Percentage Rent payable under this Lease. In the case of a subletting, the sublessee shall comply with the provisions of Section 24.2, and in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed and shall be, and become, jointly and severally liable with Lessee for the performance thereof. Notwithstanding the above, Lessee may assign the Lease to an Affiliate without the consent of Lessor; provided that any such assignee assumes in writing and agrees to keep and perform all of the terms of the Lease on the part of Lessee to be kept and performed and shall be and become jointly and severally liable with Lessee for the performance thereof. In case of either an assignment or subletting made during the Term, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder. An original counterpart of each such sublease and assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in form and substance satisfactory to Lessor, shall be delivered promptly to Lessor. So long as an Event of Default does not exist on the part of the Lessee, the Lessee shall have the right to assign this Lease to an unaffiliated third party transferee if such transferee has a net worth in excess of one million dollars ($1,000,000); provided, however, that (i) the Lessee must give Lessor forty five (45) days written notice of such assignment; (ii) such unaffiliated third party transferee shall assume all the Lessee's obligations and rights under this Lease;(iii) the Lessee and/or the unaffiliated third party transferee must pay any and all outstanding Rent owed to Lessor; and (iv) such unaffiliated third party transferree must acknowledge in writing that any and all references to Negative Base Rent shall be deemed deleted herefrom.

         24.2 ATTORNMENT. Lessee shall insert in each sublease permitted under Section 24.1 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (b) if this Lease terminates before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Lease, and (c) if the sublessee receives a written Notice from Lessor or Lessor's assignees, if any, stating that an uncured Event of Default exists under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice, or as such party may direct. All rentals received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Lease.

         24.3 SUBLETTING AND ASSIGNMENT BY LESSOR. Other than in accordance with Section 1.2(B), Lessor shall not assign this Lease to any other person or entity without the prior written approval of Lessee.

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

         SECTION 25.

         OFFICER'S CERTIFICATES; FINANCIAL STATEMENTS: LESSOR'S ESTOPPEL CERTIFICATES AND COVENANTS.

                 (a) At any time and from time to time upon not less than 20 days Notice by Lessor, Lessee will furnish to Lessor an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, whether to the knowledge of Lessee there is any existing default or Event of Default exists thereunder by Lessor or Lessee, and such other information as may be reasonably requested by Lessor. Any such certificate furnished pursuant to this Section may be relied upon by Lessor, any lender and any prospective purchaser of the Leased Property.

                 (b)  Lessee will furnish the following statements to Lessor:

                         (1) with reasonable promptness, such information respecting the financial condition and affairs of Lessee including audited financial statements prepared by Coopers & Lybrand, L.L.C. or such other certified independent accounting firm as may be approved by Lessor, as Lessor may reasonably request from time to time, provided, however that in the absence of special and/or nonrecurring circumstances Lessee shall only be required to furnish audited financial information to Lessor no more than once per Fiscal Year; and

                         (2) the most recent Financials of Lessee within 25 days after each quarter of any Fiscal Year (or, in the case of the final quarter in any Fiscal Year, the most recent audited Financials of Lessee within 60 days); and

                         (3)   or about the 15th day of each month, a
         detailed profit and loss statement for the Leased Property for the preceding month, a balance sheet for the Leased Property as of the end of the preceding month, and a detailed accounting of Gross Revenues for the Leased Property for the preceding month, each in form acceptable to Lessor.

                         (4) on an annual basis, copies of all reports submitted to governmental authorities and agencies (including but not limited to reports relating to sales, use and occupancy taxes) and any franchisor.

                 (c) At any time and from time to time upon not less than 20 days notice by Lessee, Lessor will furnish to Lessee or to any person designated by Lessee an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which Rent has been paid, whether to the knowledge of Lessor there is any existing default or Event of Default on Lessee's part hereunder, and such other information as may be reasonably requested by Lessee.

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

         Notwithstanding the foregoing, the costs of such audit shall be paid for as a Gross Operating Expense and deducted from Gross Revenues except as otherwise stated herein.

         SECTION 26.

         LESSOR'S RIGHT TO INSPECT. Lessee shall permit Lessor and its authorized representatives as frequently as reasonably requested by Lessor to inspect the Leased Property and Lessee's accounts and records pertaining thereto and make copies thereof, during usual business hours upon reasonable advance notice, subject only to any business confidentiality requirements reasonably requested by Lessee.

         SECTION 27.

         NO WAIVER. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

         SECTION 28.

         REMEDIES CUMULATIVE. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.

         SECTION 29.

         ACCEPTANCE OF SURRENDER. No surrender to Lessor of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

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

         SECTION 30.

         NO MERGER OF TITLE. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly: (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, and (b) the fee estate in the Leased Property.

         SECTION 31.

         CONVEYANCE BY LESSOR. If Lessor or any successor owner of the Leased Property conveys the Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of the Leased Property expressly assumes all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner; provided, however, that in the event of such a conveyance by Lessor, Lessee may offset against the Base Rent otherwise due hereunder an amount equal to the annual increases in property taxes incurred by Lessee solely by reason of said conveyance from Lessor to successor owner.

         SECTION 32.

         QUIET ENJOYMENT. So long as Lessee pays all Rent as the same becomes due and complies with all of the terms of this Lease and performs its obligations hereunder, in each case within the applicable grace periods, if any, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances subject to which the Leased Property was conveyed to Lessor or hereafter consented to by Lessee or provided for herein. Notwithstanding the foregoing, Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Section.

         SECTION 33.

         NOTICES. All notices, demands, requests, consents, approvals and other communications ("Notice" or "Notices") hereunder shall be in writing and personally served or mailed (by registered or certified mail, return receipt requested and postage prepaid), addressed to Lessor at its principal office, as indicated in the signature page hereof, Attention: President, and addressed to Lessee as indicated in the signature page hereof, or to such other address or addresses as either party may

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

hereafter designate. Personally delivered Notice shall be effective upon receipt, and Notice given by mail shall be complete at the time of deposit in the U.S. Mail system, but any prescribed period of Notice and any right or duty to do any act or make any response within any prescribed period or on a date certain after the service of such Notice given by mail shall be extended five days.

         SECTION 34.

         APPRAISERS. If it becomes necessary to determine the Fair Market Value or Fair Market Rental of the Leased Property for any purpose of this Lease, the party required or permitted to give Notice of such required determination shall include in the Notice the name of a person selected to act as appraiser on its behalf. Within 10 days after Notice, Lessor (or Lessee, as the case may be) shall by Notice to Lessee (or Lessor, as the case may be) appoint a second person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) with at least five years experience in the State appraising property similar to the Leased Property, shall, within 45 days after the date of the Notice appointing the first appraiser, proceed to appraise the Leased Property to determine the Fair Market Value or Fair Market Rental thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser shall have been so appointed, then the determination of such appraiser shall be final and binding upon the parties. To the extent consistent with sound appraisal practice as then existing at the time of any such appraisal, such appraisal shall be made on a basis consistent with the basis on which the Leased Property was appraised for purposes of determining its Fair Market Value at the time the Leased Property was acquired by Lessor. If two appraisers are appointed and if the difference between the amounts so determined does not exceed 5%, then the Fair Market Value or Fair Market Rental shall be an amount equal to 50% of the sum of the amounts so determined. If the difference between the amounts so determined exceeds 5%, then such two appraisers shall have 20 days to appoint a third appraiser. If no such appraiser shall have been appointed within such 20 days or within 90 days of the original request for a determination of Fair Market Value or Fair Market Rental, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the Fair Market Value or Fair Market Rental within 45 days after appointment of such appraiser. Thereafter, the three (3) appraisals shall be reviewed and the determination of the appraiser which differs most in the terms of dollar amount from the determinations of the other two appraisers shall be excluded, and 50% of the sum of the remaining two determinations shall be final and binding upon Lessor and Lessee as the Fair Market Value or Fair Market Rental of the Leased Property, as the case may be. This provision for determining by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each

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

appraisal. In the event that the Lessor and the Lessee agree upon a single appraiser, the Lessee and the Lessor shall each pay one-half of the fees and expenses of such appraiser.

         SECTION 35.

         35.1 LESSOR MAY GRANT LIENS. Without the consent of Lessee, Lessor may, subject to the terms and conditions set forth below in these Sections 16, 16.1 and 35.1, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Any such Encumbrance shall (a) contain the right to prepay (whether or not subject to a prepayment penalty); (b) provide that it is subject to the rights of Lessee under this Lease; (c) contain the Agreement by the holder of the Encumbrance that it will (1) give Lessee the same notice, if any, given to of Lessor of any default or acceleration of any obligation underlying any such Encumbrance or any sale in foreclosure under such Encumbrance, (2) permit Lessee to cure any such default on Lessor's behalf within any applicable cure period, and Lessee shall be reimbursed by Lessor for any and all costs incurred in effecting such cure, including without limitation out-of-pocket costs incurred to effect any such cure (including reasonable attorneys' fees) and (3) permit Lessee to appear by its representative and to bid at any sale in foreclosure made with respect to any such Encumbrance. Upon the request of Lessor, Lessee shall subordinate this Lease to the lien of a new mortgage on the Leased Property, on the condition that the proposed mortgagee executes a non-disturbance and attornment agreement recognizing this Lease, and agreeing, for itself and its successors and assigns, to comply with the provisions of this Section 35.

         35.2 LESSEE'S RIGHT TO CURE. Subject to the provisions of Sections 16, 16.1 and 35.3, if Lessor breaches any covenant to be performed by it under this Lease, Lessee, after Notice to and demand upon Lessor, without waiving or releasing any obligation hereunder, and in addition to all other remedies available to Lessee, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Lessor. All sums so paid by Lessee and all costs and expenses (including, without limitation, reasonable attorneys' fees) so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessee, shall be paid by Lessor to Lessee on demand or, following entry of a final, nonappealable judgment against Lessor for such sums, may be offset by Lessee against the Base Rent payments next accruing or coming due. The rights of Lessee hereunder to cure and to secure payment from Lessor in accordance with this
Section 35.2 shall survive the termination of this Lease with respect to the Leased Property.

          35.3 BREACH BY LESSOR. If an Event of Default exists on the part of Lessor, Lessee, without waiving or releasing any obligations hereunder, and in addition to all other remedies available to Lessee at law or in equity, may purchase the Leased Property from Lessor for a purchase price equal to the then Fair Market Value. If Lessee elects to purchase the Property it shall deliver a Notice thereof to Lessor specifying a settlement date to occur not less than 90 days subsequent to the date of such Notice on which it shall purchase the Leased Property, and the same shall be thereupon conveyed in accordance with the provisions of
Section 19.

         SECTION 36.

         36.1 MISCELLANEOUS. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof is invalid or unenforceable, the remainder of this Lease and any other application of such term or provisions shall not be affected thereby. If any late charges or any interest rate provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by a written instrument in recordable form signed by Lessor and Lessee. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of the State, but not including its conflicts of laws rules.

         36.2 TRANSFER OF LICENSES. Upon the expiration or earlier termination of the Term, Lessee shall use diligent and good faith efforts (i) to transfer to Lessor or Lessor's nominee all licenses, equipment leases, operating permits and other governmental authorizations and all service contracts, including contracts with governmental or quasi-governmental entities, that may be necessary for the operation of the Facilities (collectively, "Licenses"), or (ii) if such transfer is prohibited by law or Lessor otherwise elects, to cooperate with Lessor or Lessor's nominee in connection with the processing by Lessor or Lessor's nominee of any applications for, all Licenses; provided, in either case, that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's nominee. In addition, Lessee agrees to use diligent and good faith efforts to assist Lessor in obtaining any consents necessary for the assignment of the Franchise Agreement. Lessor and Lessee agree to execute whatever instruments are necessary to effect the assumption by the Lessor of all such licenses, equipment leases, operating permits and service contracts.

         36.3 WAIVER OF PRESENTMENT, ETC.. Lessee waives all presentments, demands for payment and for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance and waives all notices of the existence, creation, or incurring of new or additional obligations, except as expressly granted herein, and except as expressly provided in Section 16 herein.

         SECTION 37.

         MEMORANDUM OF LEASE. Lessor and Lessee shall promptly upon the request of either enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State. Lessee shall pay all costs and expenses of recording such memorandum of this Lease.

         SECTION 38.

         LESSOR'S OBLIGATION TO PURCHASE ASSETS OF LESSEE. Effective on not less than 90 days prior Notice given at any time within 180 days before the expiration of the Term, but not later than 90 days prior to such expiration, or upon such shorter Notice period as shall be appropriate if this Lease is terminated prior to its expiration date, Lessor shall purchase and/or assume all (but not less than all) of the assets and liabilities of Lessee, tangible and intangible, relating to the Leased Property (other than this Lease), at the expiration or termination of this Lease for an amount (payable in cash on the expiration date of this Lease) equal to the fair market value thereof as appraised in conformity with Section 34, except that the appraisers need not be members of the American Institute of Real Estate Appraisers, but rather shall be appraisers having at least ten years experience in valuing similar assets. Notwithstanding any such purchase, Lessor shall obtain no rights to any trade name or logo owned, licensed or used by the Lessee in connection with the Leased Property or the Franchise Agreement unless a separate agreement as to such use is executed by the applicable parties.

         SECTION 39.

         COMPLIANCE WITH FRANCHISE AGREEMENT. On or before the Commencement Date, the Lessor shall deliver to the Lessee any existing Franchise Agreement applicable to the Leased Property along with an estoppel certificate from the franchisor certifying, among other things, that no default exists under the Franchise Agreement, the current physical condition of the Leased Property satisfies the current quality standards of the franchisor and that all franchise fees and other payments or obligations of the current franchisee under the Franchise Agreement are current. It is the intent of the parties hereto that Lessee shall comply in every respect with the provisions of the Franchise Agreement so as to avoid any default thereunder during the term of this Agreement. Lessor and Lessee agree to cooperate fully with each other in the event it becomes necessary to obtain a Franchise Agreement extension or modification or a new franchise for the property.

         SECTION 40.

         CAPITAL EXPENDITURES AND RESERVES

         (A) INITIAL CAPITAL PROJECTS. On or before the Commencement Date, the Lessor will complete, or provide to Lessee sufficient funds to complete, all capital projects described in the existing capital expenditure budgets more fully described in EXHIBIT "G" attached hereto and made a part hereof.

         (B) Not later than sixty (60) days prior to the commencement of each Fiscal Year, Lessee shall submit to Lessor for Lessor's approval pursuant to the provisions of Section 3.3 hereof, a Capital Expenditure Budget as part of Lessee's submission to Lessor of the Annual Budget. The Capital Expenditure Budget shall include without limitation, the expenditures required, necessary and/or anticipated for the repair, replacement or refurbishment of carpet, soft goods, FF&E and structural and mechanical items, alterations to the Leased Property (but only in accordance with Section 10.1 hereof, reconstruction in the event of damages or destruction of the Leased Property (but only in accordance with Section 14 hereof), restoration pursuant to a Taking (but only in accordance with Section 15 of this Lease), other required or desirable capital improvements to the Leased Property or any of the components, other required or desired working capital, and such other items characterized as capital expenditures under the Uniform System (excluding, however, items required to be maintained at Lessor's cost pursuant to Section 9.1.2 of this Lease. Lessee shall maintain a separate interest bearing account referred to as the Capital Expenditure Reserve Account from which all costs and expenses reflected in an approved Capital Expenditure Budget should be paid. Lessor shall, on or before the Commencement Date, fund into the Capital Expenditure Reserve Account an amount equal to $100.00 per room contained within the Leased Property.
Lessor will have no further funding obligations with regard to any Capital Expenditure Budget and/or the Capital Expenditure Reserve Account whatsoever, except as specifically otherwise set forth in this Section 40 or in this Lease. Within twenty (20) days after the end of each calendar quarter of each fiscal year hereof, commencing with the calendar quarter ending December 31, 1995 and within twenty (20) days after the end of each succeeding quarter thereafter during the Term hereof, Lessee shall, out of Property Cash Flow from the Lease Property, fund into the Capital Expenditure Reserve Account, an amount equal to $125.00 per room contained within the Leased Property; provided, this amount will be increased annually by the percentage increase of the average daily room rate for the Leased Property. Irrespective of any future increases or decreased in the average daily room rate for the Leased Premises during the Term hereof, Lessee must each quarter during the Term hereof fund into the Capital Expenditure Reserve Account a minimum of $125.00 per room contained within the Leased Premises, BUT, Lessee shall never be required to fund into the Capital Expenditure Reserve Account more than $250.00 per room per quarter. Lessee understands and agrees that after the approval by Lessor of any annual Capital Expenditure Budget, no monies can be expended from the Capital Expenditure Reserve Account for the applicable year which were not reflected in that year's annual Capital Expenditure Budget (or if such expenditures were reflected on the applicable budget, but were underestimated) without the prior written consent of Lessor, which will not be unreasonably withheld or delayed. Lessee agrees during the Term hereof to provide to Lessor monthly reports as to the expenditures made from the Capital Expenditure Reserve Account for the operations of the Leased Property for the immediately preceding month. Lessee further agrees and does hereby grant to Lessor, to secure the full and complete performance by Lessee of its obligations under this Lease, grant to Lessor a security interest in the Capital Expenditure Reserve Account, and, upon default by Lessee under this Lease or termination of this Lease, the Capital Expenditure Reserve Account and the proceeds therefrom shall, at Lessor's option, be delivered to Lessor. Lessor and Lessee hereby approve the Capital Expenditure Budget for the Fiscal Year 1996 for the Leased Property attached hereto as EXHIBIT "H" and made a part hereof.

         (C) Lessor represents and warrants, to the best of its knowledge, that the Leased Property is in full compliance with the Americans With Disabilities Act and all rules and regulations promulgated thereunder or in connection therewith (the "ADA Act") and has received no notice from any governmental authority, or complaint for allegation from any third party asserting that the Leased Property is not in full compliance with the ADA Act.

         SECTION 41.

         FORCE MAJEURE. Notwithstanding anything contained herein to the contrary, both the Lessor and the Lessee shall be excused from performance of all terms and conditions under this Lease (including the Lessee's obligation to pay Base Rent) in the event of any act of God, acts of war, acts of terrorism, civil disturbance, labor strikes, governmental action (including condemnation proceedings), or other causes beyond the reasonable control of Lessor or Lessee (including, but not limited to, changes in the Competitive Set of any Leased Property or in the market in which the Leased Property is located) which have a significant adverse effect upon the financial performance of the Leased Property. Lessee agrees to make good faith efforts to provide to Lessor as much advance notice of such events as practical if Lessee has actual knowledge that such an event likely will occur. If such a force majeure event occurs, the Lessor and Lessee shall negotiate in good faith to agree upon a new rental structure to reflect the adverse effect upon the financial performance of the Leased Property. If the Lessor and the Lessee cannot agree upon a new rental structure within thirty (30) days after the occurrence of a force majeure event, the Lessee shall have the option to terminate the Lease without the payment of any termination fee; provided, however, the Lessee shall be obligated to pay all Rent due through the date of termination. Notwithstanding anything contained herein to the contrary, the termination by the Lessee of the Lease pursuant to a force majeure event described in this Section 41 shall not be deemed to be an exercise by the Lessee of the Initial Without Cause Termination Right.

         SECTION 42

         ARBITRATION.    In the event a dispute should arise concerning the
interpretation or application of any of the provisions of this Agreement, the parties agree the dispute shall be submitted to arbitration of the American Arbitration Association, except as modified by this SECTION 42. The Arbitration Tribunal shall be formed of three (3) Arbitrators each of which shall have at least five (5) years' experience in hotel operation, management or ownership, one (1) to be appointed by each party and the third (3rd) to be appointed by the American Arbitration Association. The arbitration shall take place in Pittsburgh, Pennsylvania, and shall be conducted in the English language. The arbitration award shall be final and binding upon the parties hereto and subject to no appeal, and shall deal with the question of costs of arbitration and all matters related thereto. Judgment upon the award rendered may be entered into any court having jurisdiction, or applications may be made to such court for an order of enforcement.

         SECTION 43

         RIGHT OF FIRST REFUSAL. If Lessor shall have received a bona fide offer to purchase the Leased Property, and Lessor desires to sell the Leased Property pursuant to the terms of such offer, Lessor shall give Notice thereof to Lessee, stating the name and full identity of the prospective purchaser, including the names and addresses of the owners of the capital stock, partnership interests or other proprietary interests of such prospective purchaser, if such information is reasonably available to Lessor, the price, and all other terms and conditions of such proposed sale, together with all other information with respect thereto which is requested by Lessee and reasonably available to Lessor. Within thirty (30) days after receipt by Lessee of such Notice from Lessor, Lessee shall elect by written notice to Lessor one of the following alternatives:

         (A) To purchase the Leased Property or to purchase the stock at the same price and upon the same terms and conditions as those set forth in the Notice from Lessor to Lessee. In such event, Lessor and Lessee shall promptly enter into an agreement for sale at the price and on terms consistent with such Notice from Lessor to Lessee.

         (B) To consent to such sale and to the assignment of this Lease to such purchaser, if such sale is in fact consummated; provided, however, that concurrently with the consummation of such sale, the purchaser shall in writing under an assumption agreement in form and substance reasonably satisfactory to Lessee assume and agree to perform and comply in accordance with the terms of this Lease. An executed copy of said assumption agreement shall be promptly delivered by Lessor to Lessee. Lessor shall give to Lessee not less than thirty (30) days Notice of the date on which such sale is to be consummated in order to give Lessee an opportunity to be present.

         (C) To refuse consent to such offer to purchase; provided, however, such consent shall not be unreasonably withheld if such prospective purchaser is, in Lessee's judgment, financially capable and sufficiently reputable to enable such prospective purchaser to perform the terms and conditions of this Lease. If Lessee shall withhold its consent to any such purchase and Lessor shall nonetheless consummate such transaction, Lessee shall be entitled to immediately terminate the Lease and all obligations of Lessee shall immediately cease.

         SECTION 44

         Unless otherwise expressly stated herein, any reference to a required consent or approval by either the Lessor or the Lessee shall be deemed to refer to an approval or consent which shall not be unreasonably withheld or delayed.

         IN WITNESS WHEREOF, the parties have executed this Lease by their duly authorized officers as of the date first above written.



                                          LESSOR
                                          HOST FUNDING, INC.,
                                          a Maryland corporation


                                          By:______________________________
                                          Title:___________________________



                                          LESSEE
                                          CROSSROADS HOSPITALITY TENANT
                                          COMPANY, L.L.C.
                                          a Delaware limited liability company



                                          By:______________________________
                                          Title:___________________________

                               EXHIBIT LIST

Exhibit A   Description of Land/Ground Leasehold Interest    Section 1.1

Exhibit B   Schedule of Lease Cancellation Fee               Section 1.2(B)(i)

Exhibit C   Competitive Set                                  Section 2

Exhibit D   Base Rent                                        Section 3.1(A)

Exhibit E   Percentage Rent                                  Section 3.1(B)

Exhibit F   Insurance                                        Section 13.1

Exhibit G   Existing Capital Expenditure Projects            Section 40(A)

Exhibit H   FF&E Reserve                                     Section 40(B)

Exhibit I   Minimum Price                                    Section 2

Exhibit J   Amount of Cash On Hand                           Section 6.4

                                    EXHIBIT A
                  DESCRIPTION OF LAND/GROUND LEASEHOLD INTEREST



POPLAR BLUFF, MISSOURI
TRACT ONE: All that part of Lot 4 of Seifert and Hays Subdivision and a part of Lot 3 of the Amendment to the plat of Boyet Subdivision in the Northeast Quarter of the Southeast Quarter of Section 29, Township 25 North, Range 6 East of the Fifth Principal Meridian, in the City of Poplar Bluff, Missouri, Butler County, Missouri, which is described as follows:


From the Northwest corner of said Northeast Quarter of the Southeast Quarter measure South 00 degrees 56 minutes West along and with West line of said
40 acre tract a distance of 20.00 feet to the Northwest corner of said Lot 4 of Seifert and Hays Subdivision and the POINT OF THE BEGINNING; thence, South 03 degrees 35 minutes East a distance of 58.68 feet; thence, South 24 degrees 44 minutes East a distance of 69.77 feet; thence, South 43 degrees 37 minutes East a distance of 84.68 feet; thence, North 42 degrees 32 minutes East a distance of 105.47 feet to a right-of-way marker on the Westerly right-of-way line of U.S. Highway 67; thence, South 32 degrees 07 minutes East along and with said right-of-way line 301.16 feet to the Southeast corner of said
Lot 4; thence continue South 32 degrees 07 minutes East along and with said right-of-way line and the easterly line of said Lot 3 of Boyet Subdivision a distance of 59.7 feet to the North line of Lot 1 of Boyet Subdivision; thence, North 88 degrees 57 minutes West along and with said North line and the extension thereof a distance of 361.3 feet to the West Line of said Northeast Quarter of the Southeast Quarter; thence, North 00 degrees 56 minutes East a distance of 59.8 feet to the Northwest Corner of said Boyet Subdivision thence, North 00 degrees 58 minutes East along and with the West line of said Northeast Quarter of the Southeast Quarter a distance of 345.0 feet to the POINT OF BEGINNING.

TRACT TWO: A non-exclusive easement appurtenant to Tract One for roadway purposes as established in the instrument recorded in Book 656 at Page 921 in the office of the Recorder of Deeds, Butler County, Missouri, over the following property: All that part of the Northwest Quarter of the Southeast Quarter of
Section 29, Township 25 North, Range 6 East of the Fifth Principal Meridian, in the City of Poplar Bluff, Missouri, Butler County, Missouri, which is described as follows:

Beginning at a point on the East line of said Northwest Quarter of the Southeast Quarter, said point being 20 feet South of the Northeast corner of said 40 acre tract; thence South 00 degrees 56 minutes West along and with the East line of said forty-acre tract a distance of 639.8 feet; thence South 89 degrees 47 minutes West a distance of 50 feet; thence North 00 degrees 56 minutes East a distance of 639.8 feet to a point on the South right of way line of Oak Grove Road; thence North 89 degrees 47 minutes East along and with said right of way line a distance of 50 feet to the Point of Beginning.

TRACT THREE: A non-exclusive easement appurtenant to Tract One for roadway purposes as established in the instrument recorded in Book 586 at Page 591 in the office of the Recorder of Deeds, Butler County, Missouri, over the following property: The Easterly 30 feet of Lot 1 of the Amendment to the Plat of Boyet Subdivision, as recorded in the Office of the Recorder of Deeds in and for Butler County, Missouri.

                                    EXHIBIT B


                      MINIMUM BASE MANAGEMENT FEE SCHEDULE



     The Minimum Base Management Fee for each of the Hotels subject to the Leases is as follows:


                    Minor                    $41,140
                    Poplar Bluff             $35,700
                    Sommerset                $23,120
                    Rock Falls               $37,760
                    San Diego                $62,280

                       EXHIBIT B - LEASE CANCELLATION FEE


     In the event Lessor sells the Leased Property and Lessor's purchaser does not assume Lessee's obligations under this Lease, Lessee shall agree to cancel this Lease upon its receipt of a Lease Cancellation Fee as follows:



First Determine:    LEASED PROPERTY CASH FLOW: Property Cash Flow LESS real
                    estate taxes paid with respect to the Leased Property for the 12 calendar months immediately preceding the closing of the Leased Property sale.

Then Determine:     LESSEE CASH FLOW: Leased Property Cash Flow LESS all Rent
                    paid or payable by Lessee under this Lease for the 12 calendar months immediately preceding the closing of the Leased Property sale.

Then Determine:     LESSOR CASH FLOW:  All Rent paid or payable to Lessor under this Lease for the 12 calendar months immediately preceding the closing of the Leased Property sale.

Then Determine:     NET OPERATING INCOME:  Lessee Cash Flow PLUS Lessor Cash
                    Flow.

Then Determine:     LESSEE'S PERCENTAGE OF NET OPERATING INCOME:
                    Lessee Cash Flow DIVIDED BY Net Operating Income.

Then Determine:     LEASED PROPERTY SALE PROCEEDS AVAILABLE FOR DISTRIBUTION:
                    Sales price for the Leased Property LESS all expenses of Lessor reasonably associated with such sale LESS Lessor's adjusted property basis in the Leased Property (original purchase price paid by Lessor for the Leased Property PLUS an annual non-compounding 13% return on said original purchase price), and LESS all Rent paid or payable to Lessor under this Lease from the Commencement Date through the closing of the Leased Property sale.

Lastly, Determine:  LEASE CANCELLATION FEE:  Lessee's Percentage of Net
                    Operating Income MULTIPLIED BY Leased Property Sale Proceeds Available for Distribution.

     Lessee will receive all or a portion of the Lease Cancellation Fee calculated by using the above formula determined by the date during the Term upon which the Leased Property is sold, as follows:

Years 1 to 10 of the Term. Lessee receives 100% of the Lease Cancellation Fee

Year 11 of the Term. Lessee receives 90% of the Lease Cancellation Fee

Year 12 of the Term. Lessee receives 80% of the Lease Cancellation Fee

Year 13 of the Term. Lessee receives 70% of the Lease Cancellation Fee

Year 14 of the Term. Lessee receives 60% of the Lease Cancellation Fee

Year 15 of the Term. Lessee receives 50% of the Lease Cancellation Fee


Notwithstanding anything contained in this Exhibit B or this Lease to the contrary, if the Leased Property is sold prior to the tenth (10) year of the Term of this Lease, Lessee will, as consideration for cancellation of the Lease incident to the sale of the Leased Property, be paid an amount equal to the GREATER OF (a) the accrued but unpaid Negative Base Rent (but only Negative Base Rent accrued but unpaid for first four (4) years after the Commencement Date) PLUS the Base Management Fee for the twelve (12) months immediately preceding the closing of the Leased Property sale, or (b) the Lease Cancellation Fee, as determined above.

                                    EXHIBIT C
                                 COMPETITIVE SET

POPLAR BLUFF, MISSOURI

Drury Inn
US 60 & Us 67 North
Poplar Bluff, MO

Holiday Inn
2115 North Westwood
Poplar Bluff, MO

Pear Tree Inn by Drury
US 60 and US 67 North
Poplar Bluff, MO

ROCK FALLS, ILLINOIS

RAMADA INN STERLING
ROUTE 88 AT I-88 EXIT 41
ROCK FALLS, ILLINOIS  61071

SOMERSET, KENTUCKY

SOMERSET LODGE
725 US HWY 27
SOMERSET, KY

HOLIDAY INN SOMERSET
606 SOUTH US HWY 27
SOMERSET, KY

BEST WESTERN PARKWAY INN
101 NORTH US HWY 27
SOMERSET, KY

DAYS INN
US HWY 27
SOMERSET, KY   (UNDER CONSTRUCTION)

HOLIDAY MOTEL
US HWY 27
SOMERSET, KY

MINOR/SIKESTON

HOLIDAY INN
2602 REAR E, MALONE ST
SIKESTON, MO  63801

RAMADA INN
I-55 & US 62 EAST
SIKESTON, MO  63801

HAMPTON INN
1330 SOUTH MAIN
SIKESTON, MO  63801

ECONO LODGE
110 S. INTERSTATE I-55
SIKESTON, MO  63801

BEST WESTERN COACH HOUSE INN AND SUITES
220 SOUTH INTERSTATE DRIVE
SIKESTON, MO  63801

EL CAPRI MOTEL
531 N MAIN ST
SIKESTON, MO  63801

MIDTOWNER MOTEL
833 E MALONE
SIKESTON, MO  63801

DRURY INN
I-55 & US 62 EAST
SIKESTON, MO  63801

HATFIELD INN
I-55 & US 62 EAST
SIKESTON, MO 63801

SAN DIEGO, CA

DAYS INN MISSION BAY
2575 CLAIREMONT DRIVE
SAN DIEGO, CA 92117

DAYS INN SEA WORLD
3350 ROSECRANS BLVD
SAN DIEGO, CA 92110

HOLIDAY INN EXPRESS
3950 JUPITER ST
SAN DIEGO, CA 92110

COMFORT INN SEA WORLD
4610 DESOTO ST
SAN DIEGO, CA 92109

COMFORT INN MISSION BAY
3747 MIDWAY DRIVE
SAN DIEGO, CA 92110

EXHIBIT D BASE RENT SCHEDULE

                               MINER     POPLAR    SOMMER-     ROCK        SAN
                                         BLUFF         SET     FALLS     DIEGO
ANNUAL BASE RENT            $         $         $           $         $

AVERAGE MONTHLY BASE RENT   $         $         $           $         $

MONTHLY BASE RENT
  PAYMENT SCHEDULE
          JANUARY            $12,500    $8,500     $3,500     $7,500   $12,000
          FEBRUARY           $12,500    $9,500     $3,750     $8,500   $12,000
          MARCH              $18,500   $16,500     $6,000    $16,500   $16,500
          APRIL              $22,108   $19,000     $8,500    $19,000   $20,000
          MAY                $25,000   $20,000     $9,500    $20,000   $22,000
          JUNE               $28,500   $23,000    $14,500    $23,000   $24,000
          JULY               $33,000   $25,000    $18,250    $25,000   $36,000
          AUGUST             $33,000   $25,000    $18,250    $25,000   $42,000
          SEPTEMBER          $30,900   $20,000    $14,050    $20,000   $24,500
          OCTOBER            $24,552   $16,000    $10,500    $16,500   $24,000
          NOVEMBER           $13,500   $11,000     $4,000    $11,000   $12,000
          DECEMBER           $11,240    $8,500     $1,500     $8,500    $5,000

     TOTAL BASE RENT PAID   $265,300  $202,000   $112,300   $200,500  $250,000


BASE RENT INCLUDES PROPERTY TAXES

                  EXHIBIT E - PERCENTAGE RENT SCHEDULE (MINER)

     For each Fiscal Year during the Term commencing with the Fiscal Year January 1, 1996, Lessee shall pay to Lessor percentage rent ("Percentage Rent") on a quarterly basis within twenty (20) days after the end of each calendar quarter in an amount calculated by the following formula:

          The amount equal to the Percentage Rent Gross Revenues Computation

                                      LESS

          An amount equal to the cumulative Percentage Rent paid for the applicable Fiscal Year through the calendar quarter for which this calculation is being made

                                     EQUALS
          Percentage Rent payable for the applicable calendar quarter.

     For the purposes of this formula, the Percentage Rent Gross Revenues Computation is an amount equal to the total of (a) 35% of the first $200,000 of cumulative Gross Revenues for the applicable Fiscal Year through the calendar quarter for which the calculation is being made in excess of $660,000 (the "Break-Even Threshold"), and (b) 40% of all amounts of cumulative Gross Revenues for the applicable Fiscal Year through the calendar quarter for which this calculation is being made in excess of $860,000. For the purposes of this calculation, the Break-Even Threshold shall be increased by 2% per Fiscal Year during the Term hereof.

     It is understood and agreed that if at any time during the first four (4) years after the Commencement Date, Lessee has, through appropriate Officer's Certificate, certified that Lessee has or is incurring Negative Base Rent, then fifty percent (50%) of the amount calculated above as Percentage Rent shall be applied to Negative Base Rent until Negative Base Rent is paid in full and the remaining fifty percent (50%) shall be paid by Lessee to Lessor as Percentage Rent. Notwithstanding anything contained in the immediately preceding sentence or in this Lease to the contrary, Lessee acknowledges and agrees that if at any time during the first four (4) years after the Commencement date Negative Base Rent has been paid in full and at all times after such first four (4) year period, Lessee shall not be allowed to use any portion of the Percentage Rent, as calculated above, to offset and/or pay the Negative Base Rent, but, rather, all such Percentage Rent, as calculated above, shall be paid in full to Lessor.

               EXHIBIT E - PERCENTAGE RENT SCHEDULE (POPLAR BLUFF)

     For each Fiscal Year during the Term commencing with the Fiscal Year beginning January 1, 1996, Lessee shall pay to Lessor percentage rent ("Percentage Rent") on a quarterly basis within twenty (20) days after the end of each calendar quarter in an amount calculated by the following formula:

          The amount equal to the Percentage Rent Gross Revenues Computation

                                      LESS

          An amount equal to the cumulative Percentage Rent paid for the applicable Fiscal Year through the calendar quarter for which this calculation is being made

                                     EQUALS

          Percentage Rent payable for the applicable calendar quarter.

     For the purposes of this formula, the Percentage Rent Gross Revenues Computation is an amount equal to the total of (a) 35% of the first $100,000 of cumulative Gross Revenues for the applicable Fiscal Year through the calendar quarter for which the calculation is being made in excess of $555,000 (the "Break-Even Threshold"), and (b) 37% of all amounts of cumulative Gross Revenues for the applicable Fiscal Year through the calendar quarter for which this calculation is being made in excess of $655,000. For the purposes of this calculation, the Break-Even Threshold shall be increased by 2% per Fiscal Year during the Term hereof.

     It is understood and agreed that if at any time during the first four (4) years after the Commencement Date, Lessee has, through appropriate Officer's Certificate, certified that Lessee has or is incurring Negative Base Rent, then fifty percent (50%) of the amount calculated above as Percentage Rent shall be applied to Negative Base Rent until Negative Base Rent is paid in full and the remaining fifty percent (50%) shall be paid by Lessee to Lessor as Percentage Rent. Notwithstanding anything contained in the immediately preceding sentence or in this Lease to the contrary, Lessee acknowledges and agrees that if at any time during the first four (4) years after the Commencement date Negative Base Rent has been paid in full and at all times after such first four (4) year period, Lessee shall not be allowed to use any portion of the Percentage Rent, as calculated above, to offset and/or pay the Negative Base Rent, but, rather, all such Percentage Rent, as calculated above, shall be paid in full to Lessor.

                EXHIBIT E - PERCENTAGE RENT SCHEDULE (ROCK FALLS)

     For each Fiscal Year during the Term commencing with the Fiscal Year beginning January 1, 1996, Lessee shall pay to Lessor percentage rent ("Percentage Rent") on a quarterly basis within twenty (20) days after the end of each calendar quarter in an amount calculated by the following formula:

          The amount equal to the Percentage Rent Gross Revenues Computation

                                      LESS

          An amount equal to the cumulative Percentage Rent paid for the applicable Fiscal Year through the calendar quarter for which this calculation is being made

                                     EQUALS

          Percentage Rent payable for the applicable calendar quarter.

     For the purposes of this formula, the Percentage Rent Gross Revenues Computation is an amount equal to the total of (a) 28.75% of the first $200,000 of cumulative Gross Revenues for the applicable Fiscal Year through the calendar quarter for which the calculation is being made in excess of $580,000 (the "Break-Even Threshold"), and (b) 35% of all amounts of cumulative Gross Revenues for the applicable Fiscal Year through the calendar quarter for which this calculation is being made in excess of $780,000. For the purposes of this calculation, the Break-Even Threshold shall be increased by 3% per Fiscal Year during the Term hereof.

     It is understood and agreed that if at any time during the first four (4) years after the Commencement Date, Lessee has, through appropriate Officer's Certificate, certified that Lessee has or is incurring Negative Base Rent, then fifty percent (50%) of the amount calculated above as Percentage Rent shall be applied to Negative Base Rent until Negative Base Rent is paid in full and the remaining fifty percent (50%) shall be paid by Lessee to Lessor as Percentage Rent. Notwithstanding anything contained in the immediately preceding sentence or in this Lease to the contrary, Lessee acknowledges and agrees that if at any time during the first four (4) years after the Commencement date Negative Base Rent has been paid in full and at all times after such first four (4) year period, Lessee shall not be allowed to use any portion of the Percentage Rent, as calculated above, to offset and/or pay the Negative Base Rent, but, rather, all such Percentage Rent, as calculated above, shall be paid in full to Lessor.

                EXHIBIT E - PERCENTAGE RENT SCHEDULE (SAN DIEGO)

     For each Fiscal Year during the Term commencing with the Fiscal Year beginning January 1, 1996, Lessee shall pay to Lessor percentage rent ("Percentage Rent") on a quarterly basis within twenty (20) days after the end of each calendar quarter in an amount calculated by the following formula:

          The amount equal to the Percentage Rent Gross Revenues Computation

                                      LESS

          An amount equal to the cumulative Percentage Rent paid for the applicable Fiscal Year through the calendar quarter for which this calculation is being made

                                     EQUALS

          Percentage Rent payable for the applicable calendar quarter.

     For the purposes of this formula, the Percentage Rent Gross Revenues Computation is an amount equal to the total of (a) 30% of the first $100,000 of cumulative Gross Revenues for the applicable Fiscal Year through the calendar quarter for which the calculation is being made in excess of $1,050,000 (the "Break-Even Threshold"), and (b) 40% of all amounts of cumulative Gross Revenues for the applicable Fiscal Year through the calendar quarter for which this calculation is being made in excess of $1,150,000. For the purposes of this calculation, the Break-Even Threshold shall be increased by 3% per Fiscal Year during the Term hereof.

     It is understood and agreed that if at any time during the first four (4) years after the Commencement Date, Lessee has, through appropriate Officer's Certificate, certified that Lessee has or is incurring Negative Base Rent, then fifty percent (50%) of the amount calculated above as Percentage Rent shall be applied to Negative Base Rent until Negative Base Rent is paid in full and the remaining fifty percent (50%) shall be paid by Lessee to Lessor as Percentage Rent. Notwithstanding anything contained in the immediately preceding sentence or in this Lease to the contrary, Lessee acknowledges and agrees that if at any time during the first four (4) years after the Commencement date Negative Base Rent has been paid in full and at all times after such first four (4) year period, Lessee shall not be allowed to use any portion of the Percentage Rent, as calculated above, to offset and/or pay the Negative Base Rent, but, rather, all such Percentage Rent, as calculated above, shall be paid in full to Lessor.

                EXHIBIT E - PERCENTAGE RENT SCHEDULE (SOMMERSET)

     For each Fiscal Year during the Term commencing with the Fiscal Year beginning January 1, 1996, Lessee shall pay to Lessor percentage rent ("Percentage Rent") on a quarterly basis within twenty (20) days after the end of each calendar quarter in an amount calculated by the following formula:

          The amount equal to the Percentage Rent Gross Revenues Computation

                                      LESS

          An amount equal to the cumulative Percentage Rent paid for the applicable Fiscal Year through the calendar quarter for which this calculation is being made

                                     EQUALS

          Percentage Rent payable for the applicable calendar quarter.

     For the purposes of this formula, the Percentage Rent Gross Revenues Computation is an amount equal to the total of (a) 32% of the first $200,000 of cumulative Gross Revenues for the applicable Fiscal Year through the calendar quarter for which the calculation is being made in excess of $410,000 (the "Break-Even Threshold"), and (b) 35% of all amounts of cumulative Gross Revenues for the applicable Fiscal Year through the calendar quarter for which this calculation is being made in excess of $610,000.

     It is understood and agreed that if at any time during the first four (4) years after the Commencement Date, Lessee has, through appropriate Officer's Certificate, certified that Lessee has or is incurring Negative Base Rent, then fifty percent (50%) of the amount calculated above as Percentage Rent shall be applied to Negative Base Rent until Negative Base Rent is paid in full and the remaining fifty percent (50%) shall be paid by Lessee to Lessor as Percentage Rent. Notwithstanding anything contained in the immediately preceding sentence or in this Lease to the contrary, Lessee acknowledges and agrees that if at any time during the first four (4) years after the Commencement date Negative Base Rent has been paid in full and at all times after such first four (4) year period, Lessee shall not be allowed to use any portion of the Percentage Rent, as calculated above, to offset and/or pay the Negative Base Rent, but, rather, all such Percentage Rent, as calculated above, shall be paid in full to Lessor.

EXHIBIT F INSURANCE


The following are approximate costs for the property and casualty insurance coverage for the Leased Property:

Location        Property       Boiler         Liability      Total

San Diego, CA   $12,427        $989           $16,380        $29,776


The above costs are based on non-sprinklered, limited service facilities. The quote is based on recent appraised values and estimated business interruption values. The Leased Property will participate in the Hartford property program which provides a $1,000 policy deductible. The foregoing property insurance estimate includes the price of earthquake coverage (with a $10,000 policy deductible).

The excess/umbrella liability limits are $5 million per occurrence.

The estimates are based on current market conditions and may change with the property renewal.

EXHIBIT F INSURANCE


The following are approximate costs for the property and casualty insurance coverage for the Leased Property:

Location       Property       Boiler         Liability      Total

Somerset, KY   $2,094         $809            $8,820        $11,723


The above costs are based on non-sprinklered, limited service facilities. The quote is based on recent appraised values and estimated business interruption values. The Leased Property will participate in the Hartford property program which provides a $1,000 policy deductible.
The excess/umbrella liability limits are $5 million per occurrence.

The estimates are based on current market conditions and may change with the property renewal.

EXHIBIT F INSURANCE


The following are approximate costs for the property and casualty insurance coverage for the Leased Property:

Location         Property       Boiler       Liability      Total

Rock Falls, IL   $2,683         $898          $8,820        $12,401


The above costs are based on non-sprinklered, limited service facilities. The quote is based on recent appraised values and estimated business interruption values. The Leased Property will participate in the Hartford property program which provides a $1,000 policy deductible.
The excess/umbrella liability limits are $5 million per occurrence.

The estimates are based on current market conditions and may change with the property renewal.

EXHIBIT F INSURANCE


The following are approximate costs for the property and casualty insurance coverage for the Leased Property:

Location       Property       Boiler       Liability      Total

Minor, MO      $3,318         $969         $8,820         $13,107


The above costs are based on non-sprinklered, limited service facilities. The quote is based on recent appraised values and estimated business interruption values. The Leased Property will participate in the Hartford property program which provides a $1,000 policy deductible.
The excess/umbrella liability limits are $5 million per occurrence.

The estimates are based on current market conditions and may change with the property renewal.

EXHIBIT F INSURANCE


The following are approximate costs for the property and casualty insurance coverage for the Leased Property:

Location             Property       Boiler         Liability      Total

Poplar Bluff, MO      $2,446         $857          $8,820         $12,123


The above costs are based on non-sprinklered, limited service facilities. The quote is based on recent appraised values and estimated business interruption values. The Leased Property will participate in the Hartford property program which provides a $1,000 policy deductible.
The excess/umbrella liability limits are $5 million per occurrence.

The estimates are based on current market conditions and may change with the property renewal.

Capital Projects Worksheet

                                   Minor-Super 8
                                         July 20, 1995


Assumptions
State Sales Tax                7.8%                                                              $181,835             $0    $16,000
Freight                        8.0%
Purchasing Fee                 5.5%

Guest Room                    Cost  Tax & Freight  Fee   Installation    Unit Cost   # Units      Total       On Order/Comp    1995
Carpet (40 yd)                 $353      $56      $19          $250          $678         63     $42,715
Carpet pad                      $40       $6       $2                         $49         63      $3,056
Vinyl                          $115      $18       $6          $300          $439          0          $0
Drapes                          $93      $15       $5          $120          $233         63     $14,664
Shears                          $38       $6       $2                         $46          0          $0
Blackouts                       $42       $7       $2                         $51          0          $0
Drapery rod                     $60       $9       $3                         $73          0          $0
Double Bedspread                $80      $13       $4                         $97         37      $3,589
Queen Bedspread                 $85      $13       $5                        $103         26      $2,680
King Bedspread                  $90      $14       $5                        $109          0          $0
Double bed set                 $157      $25       $9                        $190         99     $18,846
Queen bed set                  $180      $28      $10                        $218          0          $0
King bed set                   $222      $35      $12                        $269          0          $0
Door lock - Ving mechanical    $185      $29      $10                        $224          0          $0
Door lock - Ving Electronic    $220      $35      $12                        $267         66     $17,606
Television w/remote            $300      $47      $17                        $364          0          $0
Television w/o remote          $320      $50      $18                        $388          0          $0
Air conditioner                $600      $95      $33                        $728          6      $4,365

Case goods
Double head board (2)          $136      $21       $7                        $165         20      $3,298
Queen head board (2)           $136      $21       $7                        $165          0          $0
King head board                $106      $17       $6                        $129          0          $0
Double/Queen night stand (1)   $108      $17       $6                        $131         20      $2,619
King nightstand                 $93      $15       $5                        $113          0          $0
Double/Queen wall lamp (1)      $52       $8       $3                         $63         20      $1,261
King wall lamp (2)             $104      $16       $6                        $126          0          $0
Dresser                        $217      $34      $12                        $263         20      $5,262
Desk                           $173      $27      $10                        $210         20      $4,195
Desk Chair                     $110      $17       $6                        $133         20      $2,668
Art                             $75      $12       $4                         $91         20      $1,819
Mirror                          $62      $10       $3                         $75         20      $1,504
Lounge chair                   $200      $32      $11                        $243         27      $6,548
Desk Lamp                       $34       $5       $2                         $41         20        $825
Floor lamp                      $60       $9       $3                         $73         20      $1,455

Guest Bath
Vinyl                           $25       $4       $1                         $30          0          $0
Vanity                         $250      $39      $14                        $303         10      $3,031
Tub                            $200      $32      $11                        $243         10      $2,425

Public Area
Carpet (yard) High end          $50       $8       $3          incl           $61          0          $0
Carpet (yard) Low end           $37       $6       $2          incl           $45        310     $13,907
Vinyl (yard)                    $12       $2       $1          incl           $15          0          $0

Systems - Major Maintenance
Property Management              $0
F&B Point of Sale                $0
Telephone                        $0
Repair Est. Wall             $2,500                                                               $2,500           $2,500
Replace Water Heater         $7,500                                                               $7,500
Replace Roof                $15,000                                                                   $0
Parking lot resurface        $5,000                                                               $5,000
Property Management System       $0                                                                   $0           $5,000
Parking lot restriping       $3,500                                                               $3,500           $3,500
Repaint Trim                 $5,000                                                               $5,000           $5,000



   *water heater and roof replacement are shown for information purposes only

Capital Projects Worksheet

                            Poplar Bluff MO - Super 8
                                  July 20, 1995


Assumptions
State Sales Tax     7.8%                                                   $249,261         $29,646  $69,901
Freight                                  8.0%
Purchasing Fee                           5.5%

Guest Room                   Cost   Tax & Freight   Fee   Installation   Unit Cost  # Units     Total   On Order/Comp   1995
Carpet (40 yd)               $353        $56        $19       $250         $678        63      $42,715
Carpet pad                    $40         $6         $2                     $49        63       $3,056
Vinyl                        $115        $18         $6       $300         $439         0           $0
Drapes                        $93        $15         $5       $120         $233        63      $14,664               $14,664
Shears                        $38         $6         $2                     $46         0           $0
Blackouts                     $42         $7         $2                     $51         0           $0
Drapery rod                   $60         $9         $3                     $73         0           $0
Double Bedspread              $80        $13         $4                     $97        37       $3,589                $3,589
Queen Bedspread               $85        $13         $5                    $103        26       $2,680                $2,680
King Bedspread                $90        $14         $5                    $109         0           $0
Double bed set               $157        $25         $9                    $190        99      $18,846
Queen bed set                $180        $28        $10                    $218         0           $0
King bed set                 $222        $35        $12                    $269         0           $0
Door lock - Ving mechanical  $185        $29        $10                    $224         0           $0
Door lock - Ving Electronic  $220        $35        $12                    $267        66      $17,606
Television w/remote          $300        $47        $17                    $364        63      $22,916      $11,458  $11,458
Television w/o remote        $320        $50        $18                    $388         0           $0
Air conditioner              $600        $95        $33                    $728        50      $36,375      $18,188  $18,188
Case goods
Double head board (2)        $136        $21         $7                    $165        20       $3,298
Queen head board (2)         $136        $21         $7                    $165         0           $0
King head board              $106        $17         $6                    $129         0           $0
Double/Queen night stand (1) $108        $17         $6                    $131        20       $2,619
King nightstand               $93        $15         $5                    $113         0           $0
Double/Queen wall lamp (1)    $52         $8         $3                     $63        20       $1,261
King wall lamp (2)           $104        $16         $6                    $126         0           $0
Dresser                      $217        $34        $12                    $263        20       $5,262
Desk                         $173        $27        $10                    $210        20       $4,195
Desk Chair                   $110        $17         $6                    $133        20       $2,668       $2,668
Art                           $75        $12         $4                     $91        20       $1,819
Mirror                        $62        $10         $3                     $75        20       $1,504
Lounge chair                 $200        $32        $11                    $243        27       $6,548         $729
Desk Lamp                     $34         $5         $2                     $41        20         $825
Floor lamp                    $60         $9         $3                     $73        20       $1,455

Guest Bath
Vinyl                         $25         $4         $1                     $30         0           $0
Vanity                       $250        $39        $14                    $303        10       $3,031
Tub                          $200        $32        $11                    $243        10       $2,425       $2,425
Public Area
Carpet (yard) High end        $50         $8         $3    include          $61         0           $0
Carpet (yard) Low end         $37         $6         $2    include          $45       310      $13,907
Vinyl (yard)                  $12         $2         $1    include          $15         0           $0

Systems - Major Maintenance
Property Management            $0
F&B Point of Sale              $0
Telephone                      $0
Repair Est. Wall               $0         $0
Replace Water Heater       $7,500     $7,500
Replace Roof              $15,000    $15,000
Parking lot resurface      $5,000     $5,000     $5,000
Property Management System     $0         $0
Parking lot restriping     $3,500     $3,500     $3,500
Repaint Trim               $5,000     $5,000     $5,000


*water heater and roof replacement are shown for information purposes only *1995 HVAC and Televisons could be spread over 2 years

Capital Projects Worksheet

                             Rock Falls IL - Super 8
                                  July 20, 1995


Assumptions
State Sales Tax                7.8%                                                                  $226,919    $93,853    $38,616
Freight                        8.0%
Purchasing Fee                 5.5%

Guest Room                    Cost      Tax & Freight   Fee    Installation   Unit Cost   # Units      Total   On Order/Comp   1995
Carpet (40 yd)                 $353          $56         $19        $250         $678          63     $42,715    $42,715
Carpet pad                      $40           $6          $2                      $49          63      $3,056     $3,056
Vinyl                          $115          $18          $6        $300         $439           0          $0
Drapes                          $93          $15          $5        $120         $233          63     $14,664
Shears                          $38           $6          $2                      $46           0          $0
Blackouts                       $42           $7          $2                      $51           0          $0
Drapery rod                     $60           $9          $3                      $73           0          $0
Double Bedspread                $80          $13          $4                      $97          37      $3,589
Queen Bedspread                 $85          $13          $5                     $103          26      $2,680
King Bedspread                  $90          $14          $5                     $109           0          $0
Double bed set                 $157          $25          $9                     $190          97     $18,465
Queen bed set                  $180          $28         $10                     $218           0          $0
King bed set                   $222          $35         $12                     $269           2        $538
Door lock - Ving mechanical    $185          $29         $10                     $224           0          $0
Door lock - Ving Electronic    $220          $35         $12                     $267          66     $17,606
Television w/remote            $300          $47         $17                     $364          63     $22,916    $14,544    $8,372
Television w/o remote          $320          $50         $18                     $388           0          $0
Air conditioner                $600          $95         $33                     $728          50     $36,375    $19,631   $16,744

Case goods
Double head board (2)          $136          $21          $7                     $165          20      $3,298
Queen head board (2)           $136          $21          $7                     $165           0          $0
King head board                $106          $17          $6                     $129           0          $0
Double/Queen night stand (1)   $108          $17          $6                     $131          20      $2,619
King nightstand                 $93          $15          $5                     $113           0          $0
Double/Queen wall lamp (1)      $52           $8          $3                      $63          20      $1,261
King wall lamp (2)             $104          $16          $6                     $126           0          $0
Dresser                        $217          $34         $12                     $263          20      $5,262
Desk                           $173          $27         $10                     $210          20      $4,195
Desk Chair                     $110          $17          $6                     $133          20      $2,668
Art                             $75          $12          $4                      $91          20      $1,819
Mirror                          $62          $10          $3                      $75          20      $1,504
Lounge chair                   $200          $32         $11                     $243          27      $6,548
Desk Lamp                       $34           $5          $2                      $41          20        $825
Floor lamp                      $60           $9          $3                      $73          20      $1,455

Guest Bath
Vinyl                           $25           $4          $1                      $30           0          $0
Vanity                         $250          $39         $14                     $303          10      $3,031
Tub                            $200          $32         $11                     $243          10      $2,425

Public Area
Carpet (yard) High end          $50           $8          $3        incl          $61           0          $0
Carpet (yard) Low end           $37           $6          $2        incl          $45         310     $13,907    $13,907
Vinyl (yard)                    $12           $2          $1        incl          $15           0          $0

Systems - Major Maintenance
Property Management              $0
F&B Point of Sale                $0
Telephone                        $0
Repair Est. Wall                 $0                                                                        $0
Replace Water Heater             $0                                                                        $0
Replace Roof                     $0                                                                        $0
Parking lot resurface        $5,000                                                                    $5,000     $5,000
Property Management System       $0                                                                        $0
Parking lot restriping       $3,500                                                                    $3,500     $3,500
Repaint Trim                 $5,000                                                                    $5,000     $5,000

Capital Projects Worksheet

                                SOMERSET- Super 8
                                     July 20, 1995


Assumptions
State Sales Tax                7.8%                                                                   $202,741       $729    $22,776
Freight                        8.0%
Purchasing Fee                 5.5%

Guest Room                    Cost      Tax & Freight  Fee      Installation   Unit Cost   # Units       Total  On Order/Comp   1995
Carpet (40 yd)                 $353          $56         $19         $250        $678           63     $42,715
Carpet pad                      $40           $6          $2                      $49           63      $3,056
Vinyl                          $115          $18          $6         $300        $439            0          $0
Drapes                          $93          $15          $5         $120        $233           10      $2,328
Shears                          $38           $6          $2                      $46            0          $0
Blackouts                       $42           $7          $2                      $51            0          $0
Drapery rod                     $60           $9          $3                      $73            0          $0
Double Bedspread                $80          $13          $4                      $97           20      $1,940
Queen Bedspread                 $85          $13          $5                     $103           10      $1,031
King Bedspread                  $90          $14          $5                     $109            0          $0
Double bed set                 $157          $25          $9                     $190           20      $3,807
Queen bed set                  $180          $28         $10                     $218            0          $0
King bed set                   $222          $35         $12                     $269            0          $0
Door lock - Ving mechanical    $185          $29         $10                     $224            0          $0
Door lock - Ving Electronic    $220          $35         $12                     $267           66     $17,606
Television w/remote            $300          $47         $17                     $364           51     $18,551       $9,276
Television w/o remote          $320          $50         $18                     $388            0          $0
Air conditioner                $600          $95         $33                     $728           57     $41,468

Case goods
Double head board (2)          $136          $21          $7                     $165           10      $1,649
Queen head board (2)           $136          $21          $7                     $165            0          $0
King head board                $106          $17          $6                     $129            0          $0
Double/Queen night stand (1)   $108          $17          $6                     $131           10      $1,310
King nightstand                 $93          $15          $5                     $113            0          $0
Double/Queen wall lamp (1)      $52           $8          $3                      $63           10        $631
King wall lamp (2)             $104          $16          $6                     $126            0          $0
Dresser                        $217          $34         $12                     $263           10      $2,631
Desk                           $173          $27         $10                     $210           10      $2,098
Desk Chair                     $110          $17          $6                     $133           10      $1,334
Art                             $75          $12          $4                      $91           10        $909
Mirror                          $62          $10          $3                      $75           10        $752
Lounge chair                   $200          $32         $11                     $243           10      $2,425
Desk Lamp                       $34           $5          $2                      $41           10        $412
Floor lamp                      $60           $9          $3                      $73           10        $728

Guest Bath
Vinyl                           $25           $4          $1                      $30            0          $0
Vanity                         $250          $39         $14                     $303           10      $3,031
Tub                            $200          $32         $11                     $243           10      $2,425         $729

Public Area
Carpet (yard) High end          $50           $8          $3         incl         $61            0          $0
Carpet (yard) Low end           $37           $6          $2         incl         $45          310     $13,907
Vinyl (yard)                    $12           $2          $1         incl         $15            0          $0

Systems - Major Maintenance
Property Management              $0
F&B Point of Sale                $0
Telephone                        $0
Repair Est. Wall             $2,500                                                                         $0
Replace Water Heater         $7,500                                                                     $7,500
Replace Roof                $15,000                                                                    $15,000
Parking lot resurface        $5,000                                                                     $5,000
Property Management System       $0                                                                         $0       $5,000
Parking lot restriping       $3,500                                                                     $3,500       $3,500
Repaint Trim                 $5,000                                                                     $5,000       $5,000


     *water heater and roof replacement are shown for information purposes only

CAPITAL PROJECTS WORKSHEET

                                             MISSION BAY - SUPER 8
                                                         JULY 20, 1995

ASSUMPTIONS
STATE SALES TAX                          7.8%                                                       $314,428    $10,000      $13,377
FREIGHT                                  8.0%
PURCHASING FEE                           5.5%

GUEST ROOM                     COST      TAX & FREIGHT    FEE    INSTALLATION   UNIT COST  # UNITS       TOTAL   ON ORDER/COMP  1995
Carpet (40 yd)                     $353            $56      $19          $250        $678       50    $33,901
Carpet pad                          $40             $6       $2                       $49       50     $2,425
Vinyl                              $115            $18       $6          $300        $439       40    $17,578
Drapes                              $93            $15       $5          $120        $233       60    $13,966
Shears                              $38             $6       $2                       $46        0         $0
Blackouts                           $42             $7       $2                       $51        0         $0
Drapery rod                         $60             $9       $3                       $73        0         $0
Double Bedspread                    $80            $13       $4                       $97       66     $6,402
    [cad 170]$6,402
Queen Bedspread                     $85            $13       $5                      $103       20     $2,061                 $2,061
King Bedspread                      $90            $14       $5                      $109        5       $546                  $546
Double bed set                     $157            $25       $9                      $190      100    $19,036
Queen bed set                      $180            $28      $10                      $218        0         $0
King bed set                       $222            $35      $12                      $269        5     $1,346
Door lock - Ving mechanical        $185            $29      $10                      $224      117    $26,245
Door lock - Ving Electronic        $220            $35      $12                      $267        0         $0
Television w/remote                $300            $47      $17                      $364       80    $29,100
Television w/o remote              $320            $50      $18                      $388        0         $0
Air conditioner                    $600            $95      $33                      $728       36    $26,190                $4,368

Case goods
Double head board (2)              $136            $21       $7                      $165       40     $6,596
Queen head board (2)               $136            $21       $7                      $165        0         $0
King head board                    $106            $17       $6                      $129        5       $643
Double/Queen night stand (1)       $108            $17       $6                      $131       40     $5,238
King nightstand                     $93            $15       $5                      $113        5       $564
Double/Queen wall lamp (1)          $52             $8       $3                       $63       20     $1,261
King wall lamp (2)                 $104            $16       $6                      $126        5       $631
Dresser                            $217            $34      $12                      $263       25     $6,578
Desk                               $173            $27      $10                      $210       25     $5,244
Desk Chair                         $110            $17       $6                      $133      100    $13,338
Art                                 $75            $12       $4                       $91       20     $1,819
Mirror                              $62            $10       $3                       $75       20     $1,504
Lounge chair                       $200            $32      $11                      $243       20     $4,850
Desk Lamp                           $34             $5       $2                       $41       20       $825
Floor lamp                          $60             $9       $3                       $73       20     $1,455

Guest Bath
Vinyl                               $25             $4       $1                       $30        0         $0
Vanity                             $250            $39      $14                      $303       20     $6,063
Tub                                $200            $32      $11                      $243       20     $4,850

Public Area
Carpet (yard) High end              $50             $8       $3           incl        $61        0         $0
Carpet (yard) Low end               $37             $6       $2           incl        $45      200     $8,973
Vinyl (yard)                        $12             $2       $1           incl        $15      100     $1,455

Systems - Major Maintenance
Install Double Entrance Doors    $2,000                                                                $2,000
Rework Front Desk Work Station   $2,000                                                                $2,000
25 Mini Refrigerators            $3,750                                                                $3,750
Paint Exterior                   $7,000                                                                $7,000
Replace Water Heater             $7,500                                                                $7,500
Replace Roof                    $15,000                                                               $15,000
Parking lot resurface            $8,000                                                                $8,000
Property Management System      $10,000                                                               $10,000         $10,000
Parking lot restriping           $3,500                                                                $3,500
Repaint Trim                     $5,000                                                                $5,000

          *Hotel needs one additional  Water Heater during demand periods

EXHIBIT H FF&E RESERVE

Lessee and Lessor agree to submit the FF&E Capital Expenditure
Budget for the Fiscal Year 1996 sixty (60) days after commencement of the Lease.

                                  EXHIBIT I - MINIMUM PRICE SCHEDULE (MINER)

                                                  $2,930,000

                              EXHIBIT I - MINIMUM PRICE SCHEDULE (POPLAR BLUFF)

                                                  $2,160,000

                             EXHIBIT I - MINIMUM PRICE SCHEDULE (ROCK FALLLS)

                                                  $2,810,000

                             EXHIBIT I - MINIMUM PRICE SCHEDULE (SAN DIEGO)

                                                  $2,810,000

                               EXHIBIT I - MINIMUM PRICE SCHEDULE (SOMERSET)

                                                  $1,850,000

EXHIBIT J BALANCE SHEET/AMOUNT OF CASH ON HAND MINOR, MO


Lessor and Lessee agree that the balance sheet will include the following items:

          1.   Working Capital/Cash on Hand of $25,000.

          2. Inventory levels to include a three (3) PAR for all linen and terry.

          3.   Capital Funds as described in Section 40 A and
               Section 40 B.

          4.   Payment of any accrued employee vacation benefits

          5. Utility deposits and/or funds to pay for utility deposits

          6.   Funds to pay for transfer of franchise licenses

EXHIBIT J BALANCE SHEET/AMOUNT OF CASH ON HAND POPLAR BLUFF, MO


Lessor and Lessee agree that the balance sheet will include the following items:

          1.   Working Capital/Cash on Hand of $25,000.

          2. Inventory levels to include a three (3) PAR for all linen and terry.

          3.   Capital Funds as described in Section 40 A and
               Section 40 B.

          4.   Payment of any accrued employee vacation benefits

          5. Utility deposits and/or funds to pay for utility deposits

          6.   Funds to pay for transfer of franchise licenses

EXHIBIT J BALANCE SHEET/AMOUNT OF CASH ON HAND SOMERSET, KY

Lessor and Lessee agree that the balance sheet will include the following items:

          1.   Working Capital/Cash on Hand of $25,000.

          2. Inventory levels to include a three (3) PAR for all linen and terry.

          3.   Capital Funds as described in Section 40 A and
               Section 40 B.

          4.   Payment of any accrued employee vacation benefits

          5. Utility deposits and/or funds to pay for utility deposits

          6.   Funds to pay for transfer of franchise licenses

EXHIBIT J BALANCE SHEET/AMOUNT OF CASH ON HAND ROCK FALLS, IL


Lessor and Lessee agree that the balance sheet will include the following items:

          1.   Working Capital/Cash on Hand of $25,000.

          2. Inventory levels to include a three (3) PAR for all linen and terry.

          3.   Capital Funds as described in Section 40 A and
               Section 40 B.

          4.   Payment of any accrued employee vacation benefits

          5. Utility deposits and/or funds to pay for utility deposits

          6.   Funds to pay for transfer of franchise licenses

EXHIBIT J BALANCE SHEET/AMOUNT OF CASH ON HAND SAN DIEGO, CA


Lessor and Lessee agree that the balance sheet will include the following items:

          1.   Working Capital/Cash on Hand of $50,000.

          2. Inventory levels to include a three (3) PAR for all linen and terry.

          3.   Capital Funds as described in Section 40 A and
               Section 40 B.

          4.   Payment of any accrued employee vacation benefits

          5. Utility deposits and/or funds to pay for utility deposits

          6.   Funds to pay for transfer of franchise licenses